Exhibit 4.1

DENBURY RESOURCES INC.
Issuer
7¾% Senior Secured Second Lien Notes Due 2024
_________________________
INDENTURE
Dated as of June 19, 2019
________________________
WILMINGTON TRUST, NATIONAL ASSOCIATION
Trustee and Collateral Trustee
________________________

Reference is made to the Intercreditor Agreement dated as of May 10, 2016, between JPMorgan Chase Bank, N.A., as Priority Lien Agent (as defined therein), and Wilmington Trust, National Association, as Second Lien Collateral Trustee (as defined therein) and acknowledged and agreed by Denbury Resources Inc. and certain of its subsidiaries (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”). Each holder of the Securities (as defined herein), by its acceptance of such Securities (i) consents to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes and instructs the Second Lien Collateral Trustee on behalf of each Additional Second Lien Secured Party (as defined therein) in respect of the Securities to enter into a joinder to the Intercreditor Agreement as Second Lien Collateral Trustee on behalf of such Additional Second Lien Secured Parties and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person. The foregoing provisions are intended as an inducement to the lenders under the Priority Lien Documents (as defined in the Intercreditor Agreement) to extend credit to Denbury Resources Inc., and such lenders are intended third-party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

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Section 13.13	Table of Contents; Headings	80
Section 13.14	Severability	80
Section 13.15	Force Majeure	80
Section 13.16	Waiver of Jury Trial	80
Section 13.17	U.S.A. PATRIOT Act	80

Exhibit 1	Form of Supplemental Indenture

Appendix A	Provisions Relating to Original Securities and Additional Securities

Exhibit A	Form of Security
Exhibit B	Form of Transferee Letter of Representation

INDENTURE dated as of June 19, 2019, among DENBURY RESOURCES INC., a Delaware corporation (the “Company”), certain of the Company’s subsidiaries signatory hereto (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), and Wilmington Trust, National Association, as Trustee (in such capacity, together with its successors and assigns, the “Trustee”) and as Collateral Trustee (as defined below).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company’s $528,026,000 aggregate principal amount of 7¾% Senior Secured Second Lien Notes due 2024 issued on the Issue Date (the “Original Securities”) and (b) any Additional Securities (as defined herein) that may be issued after the date hereof in the form of Exhibit A (all such securities in clauses (a) and (b) being referred to collectively as the “Securities”). The Original Securities and any Additional Securities shall constitute a single series hereunder.
ARTICLE 1
Definitions and Incorporation by Reference
Section 1.01Definitions.

“Act of Parity Lien Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders, accompanied by, if requested by the Collateral Trustee, reasonable security or indemnity to the Collateral Trustee for any losses, liabilities or expenses that may be incurred by the Collateral Trustee in connection with such direction.
“Additional Assets” means (i) any property or assets (other than Indebtedness and Capital Stock) in the Oil and Gas Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a non-controlling interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in the Oil and Gas Business.
“Additional Secured Debt Designation” means the written agreement of the holders of any Series of Parity Lien Debt or their Parity Lien Representative, as set forth in the indenture, credit agreement, collateral trust agreement or other agreement governing such Series of Parity Lien Debt, for the benefit of (a) all holders of existing and future Priority Lien Debt, the Priority Lien Agent and each existing and future holder of Priority Liens and (b) all holders of each existing and future Series of Parity Lien Debt and the Collateral Trustee, in each case:
(1)    that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any Subsidiary Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;
(2)    that such Parity Lien Representative and the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Collateral Trust Agreement and the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and Parity Liens, and the order of application of proceeds from the enforcement of Priority Liens and Parity Liens; and

(3)    appointing the Collateral Trustee and consenting to the terms of the Intercreditor Agreement and the performance by the Collateral Trustee of, and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement or applicable security documents, as applicable, and the Intercreditor Agreement together with all such powers as are reasonably incidental thereto.
“Additional Securities” means, subject to the Company’s compliance with Sections 4.03 and 4.10, 7¾% Senior Secured Second Lien Notes due 2024 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09, 3.06 or 9.05 of this Indenture).
“Adjusted Consolidated Net Tangible Assets” or “ACNTA” means (without duplication), as of the date of determination, (a) the sum of (i) the discounted future net revenue from proved crude oil, natural gas and helium reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved crude oil, natural gas and helium reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and (B) estimated crude oil, natural gas and helium reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil, natural gas and helium reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such year-end reserve report which would, in the case of determinations made pursuant to clauses (A) and (B), in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to (C) estimated proved crude oil, natural gas and helium reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated crude oil, natural gas and helium reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil, natural gas and helium reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which would, in the case of determinations made pursuant to clauses (C) and (D), in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change which is an increase, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer, (ii) the capitalized costs that are attributable to crude oil, natural gas and helium properties of the Company and its Restricted Subsidiaries to which no proved crude oil, natural gas and helium reserves are attributed, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (iv) the greater of (I) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries as of a date no earlier than the date of the Company’s latest audited financial statements (provided that the Company shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed), minus (b) to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of (i) non-controlling interests, (ii) any natural gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements, (iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties, (iv) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto and (v) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(i) (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 4.05, 4.07 and 4.08 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner in accordance with the first sentence of this definition.
“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition: (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (2) for purposes of Section 4.07 only, a disposition that constitutes a Restricted Payment permitted by Section 4.05, a disposition of all or substantially all the assets of the Company in compliance with Section 5.01 or a disposition that constitutes a Change of Control pursuant to clause (iii) of the definition thereof, (3) the sale or transfer (whether or not in the ordinary course of business) of crude oil and natural gas properties or direct or indirect interests in real property; provided, however, that at the time of such sale or transfer such properties do not have associated with them any proved reserves, (4) the abandonment, farm-out, lease or sublease of developed or undeveloped crude oil and natural gas properties, (5) the trade or exchange by the Company or any Restricted Subsidiary of any crude oil and natural gas property owned or held by the Company or such Restricted Subsidiary for any crude oil and natural gas property owned or held by another Person, (6) the sale or transfer of hydrocarbons or other mineral products or surplus or obsolete equipment or (7) a single transaction or series of related transactions that involve the disposition of assets with a fair market value of less than $20.0 million, in the case of clauses (1) through (7) in the ordinary course of business.
“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the Sale/Leaseback Transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).
“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.
“Bankruptcy Code” means Title 11 of the United States Code.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law providing for the relief of debtors.
“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.
“Borrowing Base” means the maximum amount in United States dollars determined or re-determined from time to time by the lenders (or such of them as shall be entitled thereunder to make such determination) under the Priority Lien Credit Agreement as the Borrowing Base (as defined therein) based on such lenders’ normal and customary oil and gas reserve-based lending criteria as they exist at the particular time and which are generally applied by commercial lenders with respect to similar oil and gas reserve-based credits for similarly situated borrowers, as determined either quarterly, semi-annually or annually during each year and/or on such other occasions as may be provided for by the Priority Lien Credit Agreement; provided that the majority of commitments to lend under such Priority Lien Credit Agreement are from commercial banks, and the administrative agent for the lenders is a commercial bank, in each case, engaged in oil and gas reserve based lending in the ordinary course of their businesses (it being understood that the administrative agent and all lenders under the Priority Lien Credit Agreement as of the Issue Date constitute commercial banks for purposes hereof); provided further that in no event shall the Borrowing Base exceed, as of the date of any initial determination, scheduled redetermination or interim redetermination of the Borrowing Base pursuant to the terms of the Priority Lien Credit Agreement, the Borrowing Base Cap.
“Borrowing Base Cap” means, as of the date of any initial determination, scheduled redetermination or interim redetermination of the Borrowing Base under the Priority Lien Credit Agreement pursuant to the terms thereof, an amount equal to 60% of the Net Present Value, discounted at 9% per annum, of the future net revenues (before state or federal income taxes) from Proved Reserves attributable to the Oil and Gas Properties of the Company and the Subsidiary Guarantors, as estimated in the most recent Reserve Report but calculated by the Company using Modified ACNTA Prices (after giving effect to commodity derivatives contracts in effect as of the date of determination) and otherwise prepared in accordance with SEC guidelines, after giving effect to exploration and production activities, acquisitions, dispositions and production since the date of such Reserve Report.

“Business Day” means any day excluding any Saturday, Sunday and any other day on which banking institutions in New York City or Dallas, Texas are authorized or required by law to remain closed.
“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
“Carbon Dioxide Interests” means all rights, titles, interests and estates now or hereafter acquired in and to carbon dioxide (whether from natural or anthropogenic sources), including, to the extent each of the following may be related thereto, leases, fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Cash Management Services” means each and any of the following services and products provided to the Company or any Subsidiary Guarantor by any lender under the Priority Lien Credit Agreement or any affiliate of such lender: (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including pursuant to any agreement in respect of the foregoing.
“Cash Management Obligations” means any and all Obligations of the Company or of any Subsidiary Guarantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with, or in respect of, any Cash Management Services.
“Change of Control” means the occurrence of any of the following events:
(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (i), such person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 40% of the voting power of the Voting Stock of such parent corporation);
(ii)    during any period of two consecutive years from and after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;
(iii)    the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company; or
(iv)    the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, lease, conveyance or transfer of all or substantially all the assets of the Company and its Restricted Subsidiaries, taken as a whole, to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all property wherever located and whether now owned or at any time acquired after the Issue Date by the Company or any Subsidiary Guarantor as to which a Lien is granted under the Security Documents to secure the Securities or any Subsidiary Guarantee.
“Collateral Trust Agreement” means the Collateral Trust Agreement among the Collateral Trustee, Wilmington Trust, National Association, as Parity Lien Representative under each of the Existing Second Lien Indentures, the Company, Subsidiary Guarantors and the other parties from time to time party thereto, dated as of May 10, 2016, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.
“Collateral Trustee” means Wilmington Trust, National Association in its capacity as collateral trustee under the Collateral Trust Agreement, and thereafter, means the successor appointed pursuant to the Collateral Trust Agreement.
“Company” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Securities.
“Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated

Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition (other than an Asset Disposition involving assets having a fair market value of less than the greater of (a) 2.5% of Adjusted Consolidated Net Tangible Assets as of the end of the Company’s then most recently completed fiscal year and (b) $3.0 million), then EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition (including by way of lease) of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) of this definition if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).
“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Capital Lease Obligations and imputed interest with respect to Attributable Debt, (ii) capitalized interest, (iii) non-cash interest expense, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (v) net costs (including amortization of fees and up-front payments) associated with interest rate caps and other interest rate and currency options that, at the time entered into, resulted in the Company and its Restricted Subsidiaries being net payees as to future payouts under such caps or options, and interest rate and currency swaps and forwards for which the Company or any of its Restricted Subsidiaries has paid a premium, (vi) dividends (excluding dividends paid in shares of

Capital Stock which is not Disqualified Stock) in respect of all Disqualified Stock held by Persons other than the Company or a Wholly-Owned Subsidiary, (vii) cash interest paid in connection with the issuance or Incurrence of any Indebtedness to the extent that, pursuant to ASC 470-60, such payments are not accounted for as interest expense and (viii) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or any Restricted Subsidiary to the extent such Indebtedness constitutes Indebtedness of the Company or any Restricted Subsidiary (whether or not such Guarantee or Lien is called upon); provided, however, “Consolidated Interest Expense” shall not include any (v) amortization of costs relating to original debt issuances other than the amortization of debt discount related to the issuance of zero coupon securities or other securities with an original issue price of not more than 90% of the principal thereof, (w) any write-off of debt issuance cost, (x) paid in kind interest added to the principal amount of any related Indebtedness following the date of its incurrence, (y) Consolidated Interest Expense with respect to any Indebtedness Incurred pursuant to Section 4.03(b)(8) and (z) non-cash interest expense Incurred in connection with interest rate caps and other interest rate and currency options that, at the time entered into, resulted in the Company and its Restricted Subsidiaries being either neutral or net payors as to future payouts under such caps or options.
“Consolidated Net Income” means, for any period, the net income of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any assets of the Company or its Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; (vi) any non-cash compensation expense realized for grants of performance shares, stock options or stock awards to officers, directors and employees of the Company or any of its Restricted Subsidiaries; (vii) any non-cash fair value adjustment pursuant to the “Derivatives and Hedging” topic of FASC; (viii) any write-downs of non-current assets; provided, however, that any ceiling limitation write-downs under SEC guidelines shall be treated as capitalized costs, as if such write-downs had not occurred; and (ix) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of Section 4.05 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.05(a)(3)(E).
“Consolidated Net Worth” means the total of the amounts shown on the balance sheet of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as the sum of (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.
“Credit Facility” or “Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Priority Lien Credit Agreement) with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables) or letters of credit, including any notes, mortgages, guarantees, collateral documents, security documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, and any debt facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables) or letters of credit that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.03) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Description of the Notes” means the final version of the “Description of the New Senior Secured Second Lien Notes” section of the Offering Memorandum.
“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable, in whole or in part, at the option of the holder thereof, in each case described in the immediately preceding clauses (i), (ii) or (iii), on or prior to the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if (x) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.07 and 4.09 and (y) any such requirement only becomes operative after compliance with such corresponding terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto. The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.
“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.
“EBITDA” for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) provision for taxes based on income or profits, (b) depletion and depreciation expense, (c) amortization expense, (d) exploration expense (if applicable to the Company after the Issue Date), (e) unrealized foreign exchange losses and (f) all other non-cash charges, including non-cash charges taken pursuant to the “Derivatives and Hedging” topic of the FASC (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period except such amounts as the Company determines in good faith are nonrecurring), and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of (w) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (x) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, (y) unrealized foreign exchange gains and (z) all other non-cash unrealized gains, including non-cash unrealized gains taken pursuant to the “Derivatives and Hedging” topic of the FASC. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depletion, depreciation, amortization and exploration and other non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing 2021 Indenture” means the indenture dated as of February 17, 2011 governing the Company’s 6⅜% Senior Subordinated Notes due 2021, as amended, supplemented or otherwise modified from time to time.
“Existing 2022 Indenture” means the indenture dated as of April 30, 2014 governing the Company’s 5½% Senior Subordinated Notes due 2022, as amended, supplemented or otherwise modified from time to time.
“Existing 2023 Indenture” means the indenture dated as of February 5, 2013 governing the Company’s 4⅝% Senior Subordinated Notes due 2023, as amended, supplemented or otherwise modified from time to time.

“Existing Second Lien Indentures” means, collectively, (i) the indenture dated as of May 10, 2016 governing the Company’s 9% Senior Secured Second Lien Notes due 2021, as amended, supplemented or otherwise modified from time to time, (ii) the indenture dated as of December 6, 2017 governing the Company’s 9¼% Senior Secured Second Lien Notes due 2022, as amended, supplemented or otherwise modified from time to time and (iii) the indenture dated as of August 21, 2018 governing the Company’s 7½% Senior Secured Second Lien Notes due 2024, as amended, supplemented or otherwise modified from time to time.
“Existing Second Lien Notes” means, collectively, (i) the Company’s outstanding 9% Senior Secured Second Lien Notes due 2021, (ii) the Company’s outstanding 9¼% Senior Secured Second Lien Notes due 2022 and (iii) the Company’s outstanding 7½% Senior Secured Second Lien Notes due 2024.
“Existing Senior Subordinated Notes” means the Company’s outstanding 6⅜% Senior Subordinated Notes due 2021, 5½% Senior Subordinated Notes due 2022 and 4⅝% Senior Subordinated Notes due 2023.
“Existing Senior Subordinated Notes Indentures” means the Existing 2021 Indenture, the Existing 2022 Indenture and the Existing 2023 Indenture.
“FASC” means Financial Accounting Standards Codification issued by the Financial Accounting Standards Board.
“Fitch” means Fitch Ratings Ltd. and its successors.
“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
“Guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
“Guarantee Agreement” means a supplemental indenture, substantially in the form attached hereto as Exhibit 1, pursuant to which a Subsidiary Guarantor or any other Person becomes subject to the applicable terms and conditions of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Oil and Gas Hedging Contract, Interest Rate Agreement or Currency Agreement.
“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.
“Hydrocarbon Interests” means all rights, titles, interests and estates, excluding Carbon Dioxide Interests, now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than six months after the date of taking delivery of title to such property), including all obligations of such Person for the deferred purchase price of property under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends) or, with respect to any Restricted Subsidiary of such Person that is not a Subsidiary Guarantor, the amount of all obligations of such Person with respect to any Preferred Stock of such Restricted Subsidiary; (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such first-mentioned Person (whether or not such obligation is assumed by such first-mentioned Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, assuming the contingency giving rise to the obligation were to have occurred on such date, of any Guarantees outstanding at such date.

None of the following shall constitute Indebtedness: (i) indebtedness arising from agreements providing for indemnification or adjustment of purchase price or from guarantees securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company, other than guarantees or similar credit support by the Company or any of its Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; (ii) any trade payables or other similar liabilities to trade creditors and other accrued current liabilities incurred in the ordinary course of business as the deferred purchase price of property; (iii) any liability for Federal, state, local or other taxes owed or owing by such Person; (iv) amounts due in the ordinary course of business to other royalty and working interest owners; (v) obligations arising from guarantees to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business; (vi) obligations (other than express Guarantees of indebtedness for borrowed money) in respect of Indebtedness of other Persons arising in connection with (A) the sale or discount of accounts receivable, (B) trade acceptances and (C) endorsements of instruments for deposit in the ordinary course of business; (vii) obligations in respect of performance bonds provided by the Company or its Subsidiaries in the ordinary course of business and refinancing thereof; (viii) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within two Business Days of its Incurrence; (ix) obligations in respect of any obligations under workers’ compensation laws and similar legislation; (x) any obligation in respect of any Oil and Gas Hedging Contract; (xi) any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of the “Derivatives and Hedging” topic of the FASC); and (xii) any obligations relating to any Production Payments.
“Indenture” means this Indenture as amended or supplemented from time to time.
“Insolvency or Liquidation Proceeding” means:
(a)any case commenced by or against the Company or any Subsidiary Guarantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any Subsidiary Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Subsidiary Guarantor or any similar case or proceeding relative to the Company or any Subsidiary Guarantor or its creditors, as such, in each case whether or not voluntary;

(b)any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any Subsidiary Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)any other proceeding of any type or nature (including any composition agreement) in which substantially all claims of creditors of the Company or any Subsidiary Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means the Intercreditor Agreement among Wilmington Trust, National Association, as Original Second Lien Collateral Trustee (as defined therein), the Priority Lien Agent, the Company, Subsidiary Guarantors and the other parties from time to time party thereto, dated as of May 10, 2016, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.
“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers or joint interest partners or drilling partnerships sponsored by the Company or any Restricted Subsidiary in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value. For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.05, (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.
“Investment Grade Rating” means for Moody’s, a rating equal to or higher than Baa3 (or equivalent), for S&P, a rating equal to or higher than BBB- (or equivalent) and for any other Rating Agency the equivalent to the foregoing.
“Issue Date” means June 19, 2019.
“Junior Lien” means a Lien, junior to the Priority Liens and the Parity Liens as provided in the Intercreditor Agreement, granted by the Company or any Subsidiary Guarantor in favor of holders of Junior Lien Debt (or any collateral trustee or representative in connection therewith), at any time, upon any property of the Company or any Subsidiary Guarantor to secure Junior Lien Obligations.
“Junior Lien Agent” means the agent, collateral agent, trustee, collateral trustee or other representative of lenders or holders of the Initial Junior Lien Debt, together with its successors in such capacity appointed in accordance with the terms of a collateral trust agreement to be entered into among the Company, the Subsidiary Guarantors, the Junior Lien Agent and the representative of each other Series of Junior Lien Debt.
“Junior Lien Collateral Trust Agreement” means a collateral trust agreement entered into among the Company, the Subsidiary Guarantors, the Junior Lien Representatives and the Junior Lien Agent, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time, in accordance with each applicable Junior Lien Document.
“Junior Lien Debt” means any Indebtedness (other than intercompany Indebtedness owing to the Company or its Subsidiaries) of the Company or any Subsidiary Guarantor that is secured by a Junior Lien that was permitted to be Incurred and so secured under each applicable Secured Debt Document; provided that, in the case of any Indebtedness referred to in this definition:

(a)on or before the date on which such Indebtedness is incurred by the Company or any Subsidiary Guarantor (or the date that the Company guarantees Junior Lien Debt of the Subsidiary Guarantors), such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to the Collateral Trustee as “Junior Lien Debt” (and in the case of the initial Series of Junior Lien Debt, as “Initial Junior Lien Debt”) for the purposes of the Secured Debt Documents; provided that if such Series of Secured Debt is designated “Junior Lien Debt,” it cannot also be designated as Parity Lien Debt or Priority Lien Debt (or any combination of the three);

(b)the collateral agent or other representative with respect to such Indebtedness, the Priority Lien Agent, the Junior Lien Agent, the Collateral Trustee, the Company, and each applicable Subsidiary Guarantor have duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement); and

(c)all other requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Liens of the holders of Junior Lien Debt to secure such Indebtedness or Obligations in respect thereof are satisfied.

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement or instrument pursuant to which Junior Lien Debt is incurred and the documents pursuant to which Junior Lien Obligations are granted.
“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof. Notwithstanding any other provision in the Intercreditor Agreement, the term “Junior Lien Obligations” will include accrued interest, fees, costs and other charges incurred under the Junior Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding.
“Junior Lien Representative” means with respect to any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt that (i) is appointed as a representative of the holders of such Series of Junior Lien Debt (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such series of Junior Lien Debt, together with its successors in such capacity, and (ii) has become party to the Junior Lien Collateral Trust Agreement by executing a joinder in the form required under the Junior Lien Collateral Trust Agreement.
“Leverage Ratio” means, with respect to any Person as of any date of determination, the ratio of (x) the total consolidated Indebtedness of such Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of determination, which would be reflected as a liability on a consolidated balance sheet of such Person and its Restricted Subsidiaries prepared as of such date in accordance with GAAP, to (y) the EBITDA of such Person for the then most recent four fiscal quarters ending at least 45 days prior to the date of determination, in each case with such pro forma adjustments to the amount of consolidated Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Coverage Ratio”; provided, however, that if, as of any date of determination, the carrying amount of any consolidated Indebtedness of such Person differs from the principal amount of such consolidated Indebtedness as a result of the application of ASC 470-60, then the principal amount of such consolidated Indebtedness as of such date shall be deemed to be the amount of such consolidated Indebtedness as of such date for purposes of determining the Leverage Ratio.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Material Change” means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the Incurrence of previously estimated future development costs) of more than 25% during a fiscal quarter in the discounted future net revenues from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following shall be excluded from the calculation of Material Change: (i) any acquisitions during the fiscal quarter of oil and gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist and (ii) any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with Section 4.07.
“Modified ACNTA” means, as of any date of determination, an amount equal to Adjusted Consolidated Net Tangible Assets calculated without giving effect to clause (a)(iv) of the definition thereof and calculated as of a date not more than 30 days prior to the date of determination (the “calculation date”), on the following basis:
(a)    in lieu of commodity pricing of future net revenues based on SEC guidelines, Modified ACNTA Prices shall be used after giving effect to commodity derivatives contracts in effect as of the date of determination, as determined in good faith by the Company, and
(b)    such calculation shall be based on then current estimates of costs determined in good faith by the Company in light of prevailing market conditions.
“Modified ACNTA Prices” means, as of any date of determination, the forward month prices for the most comparable hydrocarbon commodity applicable to such future production month for a five year period (or such shorter period if forward month prices are not quoted for a reasonably comparable hydrocarbon commodity for the full five year period), with such prices held constant thereafter based on the last quoted forward month price of such period, as such prices are (i) quoted on the NYMEX (or its successor) as of the calculation date (as defined in the definition of Modified ACNTA) and (ii) adjusted for energy content, quality and basis differentials; provided that with respect to estimated future production for which prices are defined, within the meaning of SEC guidelines, by contractual arrangements excluding escalations based upon future conditions, then such contract prices shall be applied to future production subject to such arrangements.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Mortgages” means all mortgages, deeds of trust and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on Oil and Gas Properties and other related assets to secure payment of the Securities, the Existing Second Lien Notes and the Subsidiary Guarantees or any part thereof.
“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.
“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’, placement agents’ or dealer managers’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
“Net Present Value” means, with respect to any proved hydrocarbon reserves, the discounted future net cash flows associated with such reserves, determined in accordance with the rules and regulations (including interpretations thereof) of the SEC in effect on the Issue Date.
“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries minus (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as determined in accordance with GAAP.
“New Convertible Senior Notes” means the Company’s 6 3/8% Convertible Senior Notes Due 2024.
“Non-recourse Purchase Money Indebtedness” means Indebtedness (other than Capital Lease Obligations) of the Company or any Subsidiary Guarantor incurred in connection with the acquisition by the Company or such Subsidiary Guarantor in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Subsidiary Guarantor in conducting its operations) with respect to which (i) the holders of such Indebtedness agree that they shall look solely to the fixed assets so acquired which secure such Indebtedness, and neither the Company nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets), and (ii) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Subsidiary Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.
“Note Documents” means this Indenture, the Securities, the Guarantee Agreements, the Security Documents and the Intercreditor Agreement.
“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit whether or not drawn), interest, premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness. The term “Obligations” includes accrued interest, fees, costs and other charges incurred under such documentation, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and whether or not allowable in an Insolvency or Liquidation Proceeding.
“Offering Memorandum” means the Company’s confidential Offering Memorandum, dated June 3, 2019, relating to the offer and sale of the Original Securities.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman of the Board, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.
“Officers’ Certificate” means a certificate signed by two Officers.
“Oil and Gas Business” means the business of the exploration for, and exploitation, development, acquisition, production, processing (but not refining), marketing, storage and transportation of, hydrocarbons, carbon dioxide and other related energy and natural resource businesses (including oil and gas services businesses related to the foregoing).
“Oil and Gas Hedging Contract” means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against oil and gas price fluctuations.
“Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations Incurred or guarantees of obligations Incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.
“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental authority) that may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, that relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and that may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property described in clauses (a) through (f) of this definition (excluding drilling rigs, automotive equipment, rental equipment or other personal property that may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
“Opinion of Counsel” means a written opinion from legal counsel (provided that such legal counsel may be an employee of, or counsel to, (a) the Company who is reasonably satisfactory to the Trustee or (b) the Trustee).
“Parity Lien” means a Lien granted by the Company or any Subsidiary Guarantor in favor of the Collateral Trustee, at any time, upon any property of the Company or any Subsidiary Guarantor to secure the Parity Lien Obligations.
“Parity Lien Debt” means:
(1)the Securities issued on the Issue Date and Guarantees thereof;

(2)the Existing Second Lien Notes and Guarantees thereof; and

(3)all additional Indebtedness (other than intercompany Indebtedness owing to the Company or its Subsidiaries) of the Company or any Subsidiary Guarantor (including Additional Securities and Guarantees thereof), in each case that was permitted to be incurred and secured in accordance with the Secured Debt Documents equally and ratably with the Securities by a Parity Lien; provided that, in the case of any Indebtedness referred to in clause (3) of this definition:

(a)
other than in the case of Additional Securities, on or before the date on which such Indebtedness is incurred by the Company or any Subsidiary Guarantor, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to each Parity Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of this Indenture and the Collateral Trust Agreement; provided further that if such Series of Secured Debt is designated as “Parity Lien Debt,” it cannot also be designated as Priority Lien Debt or Junior Lien Debt (or any combination of the three);

(b)
such Indebtedness is governed by an indenture, credit agreement, collateral trust agreement or other agreement that includes an Additional Secured Debt Designation and, in each case, the Parity Lien Representative of such Parity Lien Debt (other than Additional Securities) shall have executed a joinder to the Intercreditor Agreement in the form provided, and the Parity Lien Collateral Trust Agreement or the Junior Lien Collateral Trust Agreement, as appropriate; and

(c)
all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied.

“Parity Lien Documents” means, collectively, the Note Documents (excluding the Intercreditor Agreement) and any additional indenture, supplemental indenture, credit agreement or other agreement or instrument governing any other Series of Parity Lien Debt and the Security Documents (other than any Security Documents that do not secure Parity Lien Obligations).
“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Parity Lien Obligations” will include accrued interest, fees, costs, and other charges incurred under the Parity Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and whether or not allowable in an Insolvency or Liquidation Proceeding. To the extent that any payment with respect to the Parity Lien Obligations (whether by or on behalf of the Company or any Subsidiary Guarantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the Obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.
“Parity Lien Representative” means:
(1)in the case of the Securities, the Trustee; or

(2)in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (a) is appointed to act for the holders of such Series of Parity Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) is or has become a party to the Collateral Trust Agreement by executing such agreement or a joinder in the form required under the Collateral Trust Agreement.

“Permanent Principal Repayment” means, with respect to any Indebtedness, a prepayment, repayment, redemption or purchase of such Indebtedness that permanently retires, or reduces the related loan commitment (if any) for, such Indebtedness in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased.
“Permitted Business Investment” means any investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in Carbon Dioxide Interests, Oil and Gas Properties, processing facilities, gathering systems, pipelines or ancillary real property interests and (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies), excluding, however, Investments in corporations other than Restricted Subsidiaries.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that shall, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is an Oil and Gas Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is an Oil and Gas Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.07; (ix) Permitted Business Investments; (x) Investments intended to promote the Company’s strategic objectives in the Oil and Gas Business in an aggregate amount not to exceed 5.0% of Modified ACNTA (determined as of the date of the making of any such Investment) at any one time outstanding (which Investments shall be deemed to be no longer outstanding only upon and to the extent of the return of capital thereof); and (xi) Investments made pursuant to Hedging Obligations of the Company and the Restricted Subsidiaries.
“Permitted Liens” means, with respect to any Person, (a) Liens existing as of the Issue Date (other than Liens ascribed in another clause of this definition); (b) [Reserved]; (c) any Lien existing on any property of a Person at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other property of the Company or the Restricted Subsidiaries; (d) any Lien existing on any property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other property of the Company or the Restricted Subsidiaries; (e) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their property (including (i) easements, rights of way and similar encumbrances, (ii) rights or title of lessors under leases (other than Capital Lease Obligations), (iii) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (iv) Liens imposed by law, including Liens under workers’ compensation or similar legislation and mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens, (v) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice and (vi) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property (other than trade accounts payable arising in the ordinary course of business)); (f) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time; (g) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings, so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against the Company or any Restricted Subsidiary but excluding any such Liens to the extent securing insured or indemnified judgments or orders) in excess of $10.0 million; (h) Liens securing Hedging Obligations or Cash Management Obligations of the Company and its Restricted Subsidiaries; (i) Liens securing purchase money Indebtedness or Capital Lease Obligations, provided that such Liens attach only to the property acquired with the proceeds of such purchase money Indebtedness or the property which is the subject of such Capital Lease Obligations; (j) Liens securing Non-recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including the office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations), provided that (i) such Liens attach only to the fixed assets acquired with the proceeds of such Non-recourse Purchase Money Indebtedness and (ii) such Non-recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets; (k) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Company or any Restricted Subsidiary so long as such deposit of funds is permitted under Section 4.05; (l) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancing thereof; (m) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancing, refunding or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (a), (c), (d), (i) and (j) above; provided, however, that (i) such new Lien shall be limited to all or part of the same property (including future improvements thereon and accessions thereto) subject to the original Lien, (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (iii) the new Lien has no greater priority relative to the Securities and the Subsidiary Guarantees and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the Securities and the Subsidiary Guarantees and the holders thereof than the original Liens and the related Indebtedness and the holders thereof and such new Liens are subject to the terms of the Intercreditor Agreement if applicable; (n) Liens in favor of the Company or a Restricted Subsidiary; (o) Liens securing Indebtedness of the Company or any Subsidiary Guarantor to the extent such Indebtedness constitutes Priority Lien Debt, Parity Lien Debt or Junior Lien Debt, in each case, under any Credit Facility Incurred under Section 4.03(b)(1) (and any related Guarantee Incurred under Section 4.03(b)(8)); provided that the holders of such Indebtedness, or their duly appointed agent, are or will become party to the Intercreditor Agreement; (p) Liens securing Indebtedness of the Company or any Subsidiary Guarantor to the extent such Indebtedness constitutes Parity Lien Debt (including the Securities and the Subsidiary Guarantees) or Junior Lien Debt, in each case, Incurred under Section 4.03(b)(3) (and any related Guarantee Incurred under Section 4.03(b)(8)); provided that the holders of such Indebtedness, or their duly appointed agent, are or will become party to the Intercreditor Agreement; (q) Liens securing Indebtedness of the Company or any Subsidiary Guarantor to the extent such Indebtedness constitutes Junior Lien Debt; provided that such Junior Lien Debt is (i) incurred to extend, refinance, renew, replace, defease or refund Existing Senior Subordinated Notes at a purchase price of not more than 100% of the principal amount as otherwise permitted under this Indenture and (ii) Incurred pursuant to Section 4.03(a); provided further that the holders of such Indebtedness, or their duly appointed agent, are or will become party to the Intercreditor Agreement; and (r) Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral. Notwithstanding anything in this definition to the contrary, the term “Permitted Liens” shall not include Liens resulting from the creation, Incurrence, issuance, assumption or Guarantee of any Production Payments other than (i) any such Liens existing as of the Issue Date, (ii) Production Payments in connection with the acquisition of any property after the Issue Date; provided that any such Lien created in connection therewith is created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, such property and (iii) Production Payments other than those described in clauses (i) and (ii) of this sentence, to the extent such Production Payments constitute Asset Dispositions made pursuant to and in compliance with Section 4.07 and (iv) incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company and any Restricted Subsidiary; provided, however, that, in the case of the immediately foregoing clauses (i), (ii), (iii) and (iv), any Lien created in connection with any such Production Payments shall be limited to the property that is the subject of such Production Payments.
Any reference to a “Permitted Lien” is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Parity Liens.
“Permitted Marketing Obligations” means Indebtedness of the Company or any Restricted Subsidiary under letter of credit or borrowed money obligations, or in lieu of or in addition to such letters of credit or borrowed money, guarantees of such Indebtedness or other obligations of the Company or any Restricted Subsidiary by any other Restricted Subsidiary, as applicable, related to the purchase by the Company or any Restricted Subsidiary of hydrocarbons for which the Company or such Restricted Subsidiary has contracts to sell; provided, however, that in the event that such Indebtedness or obligations are guaranteed by the Company or any Restricted Subsidiary, then either (i) the Person with which the Company or such Restricted Subsidiary has contracts to sell has an investment grade credit rating from S&P or Moody’s, or in lieu thereof, a Person guaranteeing the payment of such obligated Person has an investment grade credit rating from S&P or Moody’s, or (ii) such Person posts, or has posted for it, a letter of credit in favor of the Company or such Restricted Subsidiary with respect to all such Person’s obligations to the Company or such Restricted Subsidiary under such contracts.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.
“Pledge Agreement” means the Second Lien Pledge Agreement among Wilmington Trust, National Association, as Collateral Trustee (as defined therein), the Company and the Subsidiary pledgors from time to time party thereto, dated as of May 10, 2016, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.
“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
The term “principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.
“Priority Lien” means a Lien granted by the Company or any Subsidiary Guarantor in favor of the Priority Lien Agent at any time, upon any property of the Company or any Subsidiary Guarantor to secure Priority Lien Obligations.

“Priority Lien Agent” means the administrative agent under the Priority Lien Credit Agreement, and, from and after the date of execution and delivery of a Priority Lien Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the Indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.
“Priority Lien Cap” means, with respect to any Priority Lien Debt as of the date on which such Priority Lien Debt is Incurred, (a) a principal amount of Priority Lien Debt (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof) equal to the greatest of (i) $1,050.0 million, less the aggregate amount of all Permanent Principal Repayments of Priority Lien Debt since the Issue Date that are made in satisfaction of the requirements of Section 4.07, (ii) 35.0% of Modified ACNTA at the time of incurrence of such Indebtedness and (iii) the Borrowing Base in effect at the time of incurrence of such Indebtedness, plus (b) the amount of all Hedging Obligations, to the extent such Hedging Obligations are secured by the Priority Liens, plus (c) the amount of all Cash Management Obligations, to the extent such Cash Management Obligations are secured by the Priority Liens, plus (d) the amount of accrued and unpaid interest (excluding any interest paid-in-kind) with respect to such principal amount and outstanding fees, to the extent such Obligations are secured by the Priority Liens, plus (e) any amount of protective advances made by the holders of Priority Lien Obligations in respect of any Collateral for insurance, taxes or maintenance of Collateral, plus (f) fees, indemnifications, reimbursements and expenses due pursuant to the terms of any Priority Lien Debt.
“Priority Lien Credit Agreement” means the Amended and Restated Credit Agreement among the Company as Borrower and JPMorgan Chase Bank, N.A. as Administrative Agent and certain other financial institutions, dated December 9, 2014, as amended on May 4, 2015, as further amended on February 17, 2016, as further amended on April 18, 2016, as further amended on May 3, 2017, as further amended on November 6, 2017, as further amended on August 13, 2018 and as further amended on May 3, 2019, as such agreement may be amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time with the same and/or different lenders and/or agents and any credit agreement, loan agreement or any other agreement or instrument evidencing or governing the terms of any Priority Lien Substitute Facility.
“Priority Lien Debt” means Indebtedness of the Company and the Subsidiary Guarantors under the Priority Lien Credit Agreement (including reimbursement obligations with respect to letters of credit).
“Priority Lien Documents” means the Priority Lien Credit Agreement, the Priority Lien Security Documents, the other “Credit Documents” (as defined in the Priority Lien Credit Agreement), any documents with respect to Hedging Obligations and Cash Management Obligations secured under the terms of the Priority Lien Security Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Priority Lien Substitute Facility.
“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of or in connection with Priority Lien Debt together with Hedging Obligations and Cash Management Obligations. Hedging Obligations and Cash Management Obligations shall only constitute Priority Lien Obligations to the extent that such Hedging Obligations or Cash Management Obligations, as applicable, are secured under the terms of the Priority Lien Credit Agreement and Priority Lien Security Documents. Notwithstanding any other provision hereof, the term “Priority Lien Obligations” includes accrued interest, fees, costs and other charges incurred under the Priority Lien Credit Agreement and the other Priority Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and whether or not allowable in an Insolvency or Liquidation Proceeding. To the extent that any payment with respect to the Priority Lien Obligations (whether by or on behalf of the Company or any Subsidiary Guarantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the Obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.
“Priority Lien Security Documents” means the Priority Lien Credit Agreement (insofar as the same grants a Lien on the Collateral), certain agreements listed on the exhibits to the Intercreditor Agreement and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or grants or transfers for security, now existing or entered into after the Issue Date, executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Priority Lien Substitute Facility).
“Priority Lien Substitute Facility” means any Credit Facility (without regard to any subsequent replacements thereof contemplated in the definition thereof unless also complying with the requirements of this definition) that replaces the Priority Lien Credit Agreement then in existence as permitted under this Indenture and the Intercreditor Agreement and with respect to which the following requirements have been satisfied:
(a)on or before the date on which such Indebtedness is Incurred by the Company or any Subsidiary Guarantor (or the date that the Company guarantees Priority Lien Debt of the Subsidiary Guarantors), the Company delivers an Officers’ Certificate stating that the incurrence thereof is permitted under each applicable Secured Debt Document;

(b)the collateral agent or other representative with respect to such Indebtedness, the Priority Lien Agent, the Collateral Trustee, the Company and each applicable Subsidiary Guarantor have duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement);

(c)the aggregate outstanding principal amount of the Priority Lien Obligations, after giving effect to such Priority Lien Substitute Facility, shall not exceed the Priority Lien Cap;

(d)on or before the date on which such Indebtedness is Incurred by the Company and the Subsidiary Guarantors, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to the Priority Lien Agent, the Collateral Trustee and the Junior Lien Agent, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that if such Series of Secured Debt is designated as “Priority Lien Debt,” it cannot also be designated as Parity Lien Debt or Junior Lien Debt (or any combination of the three); and

(e)all other requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Priority Lien Agent’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.
“Proved Developed Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves” or (b) “Developed Non-Producing Reserves.”

“Proved Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves,” (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves.”
“PV-9” means, with respect to any Proved Reserves expected to be produced from any Oil and Gas Properties evaluated in a Reserve Report, the Net Present Value, discounted at 9% per annum, of the future net revenues expected to accrue to the Company’s and the Subsidiary Guarantors’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated in accordance with the Priority Lien Credit Agreement or, if there is no Priority Lien Credit Agreement, calculated in a manner substantially consistent as determined in good faith by the Company with the calculation of PV-9 under the Priority Lien Credit Agreement as in effect on the Issue Date.
“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Securities for reasons outside of the Company’s control, Fitch, unless at such time Fitch ceases to rate the Securities for reasons outside of the Company’s control, in which case another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Moody’s, S&P or Fitch, as the case may be.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced and (iv) if the Indebtedness being Refinanced is Non-recourse Purchase Money Indebtedness, such Refinancing Indebtedness satisfies clauses (i) and (ii) of the definition of “Non-recourse Purchase Money Indebtedness;” provided, further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt then outstanding (and including a majority in principal amount of the Company’s 9% Senior Secured Second Lien Notes due 2021 then outstanding), calculated in accordance with the provisions of Section 7.2 of the Collateral Trust Agreement. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Subsidiary of the Company will be deemed not to be outstanding.
“Reserve Report” means a report setting forth, as of each June 30th and December 31st, as applicable (or such other date in the event of any interim redetermination of the Borrowing Base pursuant to the terms of the Priority Lien Credit Agreement), the Proved Reserves and the Proved Developed Reserves attributable to the Oil and Gas Properties of the Company and the Subsidiary Guarantors, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, in each case in the form delivered in accordance with the requirements of the Priority Lien Credit Agreement, or if there is no Priority Lien Credit Agreement requiring delivery of a Reserve Report, in form substantially consistent as determined in good faith by the Company with the form of Reserve Report required under the Priority Lien Credit Agreement as in effect on the Issue Date.
“Restricted Payment” with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (y) dividends or distributions payable solely to the Company or a Restricted Subsidiary, and (z) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly-Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of such Person purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment (other than a Permitted Investment) in any Person.
“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Company, Inc., and its successors.
“Sale/Leaseback Transaction” means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person; provided that the fair market value of such property (as reasonably determined by the Board of Directors acting in good faith) is $10.0 million or more.
“SEC” means the Securities and Exchange Commission.
“Secured Debt” means Priority Lien Debt, Parity Lien Debt and Junior Lien Debt.
“Secured Debt Documents” means the Priority Lien Documents, the Parity Lien Documents and the Junior Lien Documents.
“Secured Parties” means the Collateral Trustee, the Holders and the other Parity Lien Secured Parties (as defined in the Collateral Trust Agreement).
“Security Documents” means the Collateral Trust Agreement, each agreement or joinder required by the Collateral Trust Agreement, the Pledge Agreement and all other security agreements, pledge agreements, collateral assignments, Mortgages, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Parity Lien upon Collateral in favor of the Collateral Trustee, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of Section 7.1 of the Collateral Trust Agreement.
“Senior Indebtedness” means, with respect to any Person (i) Indebtedness of such Person, and all obligations of such Person under the Securities, the Existing Second Lien Notes, the New Convertible Senior Notes, any Credit Facility or any other Indebtedness, whether outstanding on the Issue Date or thereafter Incurred and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating such Person to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in right of payment to any other Indebtedness or other obligation of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture (other than, in the case of the Company or any Subsidiary Guarantor that Guarantees any Credit Facility, Indebtedness under any Credit Facility that is Incurred on the basis of a representation by the Company or the applicable Subsidiary Guarantor to the applicable lenders that such Person is permitted to Incur such Indebtedness under this Indenture).
“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.
“Series of Parity Lien Debt” means, severally, the Securities and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.
“Series of Secured Debt” means each of the Priority Lien Debt, each Series of Parity Lien Debt and each Series of Junior Lien Debt.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
“Stock Offering” means a primary offering, whether public or private, of shares of common stock of the Company.
“Subordinated Obligation” means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to, in the case of the Company, the Securities or, in the case of a Subsidiary Guarantor, its Subsidiary Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
“Subsidiary Guarantor” means each party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor, and any other Subsidiary that has issued a Subsidiary Guarantee.
“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.
“Temporary Cash Investments” means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $200.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized credit rating organization (as defined in Section 3(a)(62) of the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor whose assets consist of obligations of the types described in clauses (i), (ii), (iii), (iv) and (v) of this definition, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a Person (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P or “R-1” (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer), (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s and (vi) investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any investment therein is made of “A3” (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer).
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.
“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this

Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time; provided, however, that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of a security interest is governed by the personal property security laws of any jurisdiction other than New York, “Uniform Commercial Code” shall mean those personal property security laws as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.
“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.05. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
“Wholly-Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly-Owned Subsidiaries.
Section 1.02Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.08(a)
“Applicable Premium”	Securities
“Cash Consideration”	4.07(a)

Term	Defined in Section
“Company Order”	2.02
“covenant defeasance option”	8.01(b)
“Covenant Suspension Event”	4.14(a)
“Custodian”	6.01
“Definitive Security”	Appendix A
“Event of Default”	6.01
“Global Security”	Appendix A
“Guaranteed Obligations”	11.01
"Holders' Optional Repurchase Offer"	4.15(b)
"Holders' Optional Repurchase Payment"	4.15(b)
"Holders' Optional Repurchase Payment Date"	4.15(b)
"legal defeasance option"	8.01(b)
"Mortgage Amendments"	10.02(a)
"Mortgage Amendment Deadline"	10.02(a)
"Paying Agent"	2.03
"Patriot Act"	13.17
"Prepayment Premium"	6.02
"Qualified Refinancing"	4.15(a)
"Registrar"	2.03
"Reversion Date"	4.14(b)
“Successor Company”	5.01(i)
“Suspended Covenants”	4.14(a)
“Suspension Period”	4.14(b)
“Treasury Rate”	Securities
“Unrestricted Affiliate”	4.08(b)

Section 1.03Trust Indenture Act.

This Indenture is not qualified under the TIA. Notwithstanding the foregoing, whenever this Indenture expressly provides that a provision of the TIA shall apply to this Indenture, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
“indenture securities” means the Securities.
“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and in each case not otherwise defined in this Indenture, have the meanings assigned to them by such definitions.
Section 1.04Rules of Construction. Unless the context otherwise requires:

(1)a term has the meaning assigned to it;

(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)“or” is not exclusive;

(4)“including” means including without limitation;

(5)words in the singular include the plural and words in the plural include the singular;

(6)(i) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Debt (or any other Indebtedness secured by Permitted Liens) merely by virtue of its nature as unsecured Indebtedness and (ii) Senior Indebtedness shall not be deemed to be subordinate or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral;

(7)the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

(8)the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(9)references to “second lien” or “second-priority” Liens means Liens that may be junior in priority to the Liens securing Priority Lien Obligations, to the extent permitted to be incurred or to exist under the Intercreditor Agreement, and to other Permitted Liens; and

(10)with respect to any Global Securities, references to the mailing of notice to the Holders shall be deemed to include electronic delivery of such notice in accordance with the applicable procedures of the Depository.

ARTICLE 2

The Securities

Section 2.01Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or depository procedure or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities will be governed by this Indenture and by the provisions relating to the Securities set forth in Appendix A hereto, which is hereby incorporated into and expressly made a part of this Indenture. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

Section 2.02Execution and Authentication. Two Officers shall sign the Securities for the Company by manual signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The manual signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
On the Issue Date, upon receipt of a written order of the Company signed by two Officers of the Company (a “Company Order”), the Trustee shall authenticate and deliver $528,026,000 of 7¾% Senior Secured Second Lien Notes due 2024 and, at any time and from time to time thereafter, the Trustee shall, upon receipt of a Company Order, authenticate and deliver Securities for original issue in an aggregate principal amount specified in such Company Order; provided that, in each case, the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Securities. Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with this Indenture, including Sections 4.03 and 4.10 hereof.
The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
Section 2.03Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration or transfer or for exchange, which office shall maintain the names and addresses of Securityholders (the “Registrar”), and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly-Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.
The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.
Section 2.04Paying Agent To Hold Money in Trust. Prior to 11:00 a.m., New York City time, on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders, the Trustee and the Collateral Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify in writing the Trustee of any default by the Company in making any such payment. If the Company or a Wholly-Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any Event of Default specified in Section 6.01(7) or (8), the Trustee shall automatically serve as the Paying Agent for the Securities.

Section 2.05Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with Appendix A. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met.

When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Company’s request. The Company may require the Securityholders to make a payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Securities (i) selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) (ii) for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed or (iii) between a regular record date and the next succeeding interest payment date.
Prior to the due presentation for registration of transfer of any Security, the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.
All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
Section 2.07Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon the Company’s written instruction, shall authenticate and deliver a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar and in the judgment of the Trustee to protect the Trustee, the Paying Agent, the

Registrar and any of the Trustee’s agents from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.
Section 2.08Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.
If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
Section 2.09Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

Section 2.10Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or cancellation. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and, following the Company’s written request, shall deliver a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date as provided in the Securities and in Section 4.01 hereof. The Company shall fix or cause to be fixed any such special record date and payment date and shall promptly send to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12CUSIP Numbers and ISINs. The Company in issuing the Securities may use “CUSIP” numbers and/or “ISINs” (if then generally in use) and, if so, the Trustee shall use CUSIP numbers and/or ISINs in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP number or ISINs applicable to the Securities.

Section 2.13Issuance of Additional Securities. The Company shall be entitled, subject to its compliance with Sections 4.03 and 4.10, to issue Additional Securities under this Indenture which shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price; provided that such Additional Securities are fungible with the Securities for U.S. federal income tax purposes or are issued under a separate CUSIP number and ISIN. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:
(1)the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(2)the issue price, the issue date and the CUSIP number and ISIN of such Additional Securities.

Section 2.14Designation of Securities. The Securities and the Subsidiary Guarantees shall constitute “Senior Indebtedness,” and the Company and the Subsidiary Guarantors hereby designate the Securities and the Subsidiary Guarantees as “Designated Senior Indebtedness” of the Company and the Subsidiary Guarantors, for purposes of the Existing Senior Subordinated Notes Indentures. The Securities and the Subsidiary Guarantees shall be superior in right of payment to the Existing Senior Subordinated Notes and the Guarantees thereof.

ARTICLE 3

Redemption

Section 3.01Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption shall occur.

The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein.
Section 3.02Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Securities will be redeemed on a pro rata basis (or for Securities held in book-entry form, in accordance with the applicable procedures of DTC). The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company, the Registrar and each Paying Agent promptly of the Securities or portions of Securities to be redeemed.

Section 3.03Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall send a notice of redemption by electronic transmission or by first-class mail to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1)the redemption date;

(2)the redemption price;

(3)the name and address of the Paying Agent;

(4)that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)if fewer than all of the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portions thereof) called for redemption ceases to accrue on and after the redemption date;

(7)the CUSIP number or ISIN, if any, printed on the Securities being redeemed; and

(8)that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN, if any, listed in such notice or printed on the Securities.

At the Company’s request made at least five (5) Business Days prior to the date on which a notice of redemption is to be sent (or such shorter period as may be agreed by the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.
Section 3.04Effect of Notice of Redemption. Once notice of redemption is sent, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to any condition or contingency stated therein. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to but not including the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05Deposit of Redemption Price. Prior to 11:00 a.m. New York time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

Section 3.06Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

Covenants

Section 4.01.Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
Section 4.02.Reports and Other Information.

(a)Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations promulgated by the SEC, so long as any Securities are outstanding, the Company shall have its annual consolidated financial statements audited by a nationally recognized firm of independent auditors and its interim consolidated financial statements reviewed by a national recognized firm of independent auditors in accordance with Statement on Auditing Standards No. 100 issued by the American Institute of Certified Public Accounts (or any similar replacement standard). In addition, so long as any Securities are outstanding, the Company shall furnish to the Holders and the Trustee the following reports:

(1)(x) all annual and quarterly financial statements that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q of the Company, if the Company were required to file such forms, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (y) with respect to the annual and quarterly information, a presentation of EBITDA of the Company derived from such financial information; and (z) with respect to the annual financial statements only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and
(2) all information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01, 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b) and (c) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K) as in effect on the Issue Date if the Company were required to file such reports; provided, however, that (A) no such current report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Company (or any of its Subsidiaries) and any director, manager or executive officer, of the Company (or any of its Subsidiaries), and (B) the Company shall not be required to make available any information regarding the occurrence of any of the events set forth in this clause (2) if the Company determines in its good faith judgment that the event that would otherwise be required to be disclosed is not material to the Holders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries taken as a whole.
(b)If and for so long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the information to be delivered pursuant to Section 4.02(a) shall not be required to (a) comply with (i) Section 302, 404 or 906 of the Sarbanes-Oxley Act of 2002 or related Items 307 and 308 of Regulation S-K promulgated by the SEC, (ii) Item 601 of Regulation S-K (with respect to exhibits) or (iii) Regulation G or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein, (b) contain any separate financial statements, footnotes or other information contemplated by Rule 3-05, Rule 3-10 or Rule 3-16 or Article 11 of Regulation S-X promulgated by the SEC, (c) include financial statements in interactive data format using eXtensible Business Reporting Language or (d) present compensation or beneficial ownership information.

(c)All annual reports required under Section 4.02(a) shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly reports shall be furnished within 45 days after the end of the fiscal quarter to which they relate. All current reports required under Section 4.02(a) shall be furnished within the time periods specified in the SEC’s rules and regulations for reporting companies under the Exchange Act. The Company shall make available such information and such reports to the Trustee under this Indenture, to any Holder and to any beneficial owner or potential purchaser of the Securities, in each case by posting such information on its website, Intralinks or any comparable freely accessible online data system, and shall make such information readily available to any prospective investor, any securities analyst or any Holder. For purposes of this Section 4.02(c), the Company shall be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee, the Holders of the Securities and to any beneficial owner or potential purchaser of the Securities as required by this Section 4.02(c) if it has filed such reports or information with the SEC via the EDGAR filing system.

(d)The Company shall furnish to Holders of the Securities, beneficial owners and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the Securities are not freely transferable under the Securities Act. If the Company has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Company, then the annual and quarterly information required by Section 4.02(a)(1) shall include a presentation of selected financial metrics (in the Company’s sole discretion) of such Unrestricted Subsidiaries as a group in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(e)Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of those materials will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). It is understood that the Trustee shall have no obligation whatsoever to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with this Section 4.02, to determine whether or not such financial statements, information, documents or reports have been posted on any website or online data system or filed with the SEC or to participate in any conference calls.

(f)The Company may satisfy its obligations under Section 4.02(a) with respect to financial information relating to the Company by furnishing financial information relating to any parent entity of the Company; provided that the same is accompanied by selected financial metrics (in the Company’s sole determination) that show the differences between the information relating to such parent, on the one hand, and the information relating to the Company and the Restricted Subsidiaries on a stand-alone basis, on the other hand.

Section 4.03.Limitation on Indebtedness.

(a)The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or a Restricted Subsidiary may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio equals or exceeds 2.25 to 1.0.

(b)Notwithstanding Section 4.03(a), the Company and any Restricted Subsidiary may Incur the following Indebtedness:

(1)Indebtedness Incurred pursuant to any Credit Facility, so long as the aggregate amount of all such Indebtedness outstanding under all Credit Facilities Incurred under this clause (1) does not, immediately after giving effect thereto, exceed the greatest of (x) $1,050.0 million, less the aggregate amount of all Permanent Principal Repayments of Priority Lien Debt since the Issue Date that are made in satisfaction of the requirements of Section 4.07, (y) 35.0% of Modified ACNTA as of the date of such Incurrence and (z) the Borrowing Base as of the date of such Incurrence;
(2)Indebtedness owed to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;
(3)(A) the Securities, any Additional Securities, any other Parity Lien Debt, any Junior Lien Debt and any unsecured Indebtedness in an aggregate principal amount outstanding, together with all other Indebtedness outstanding under this clause (b)(3)(A), not to exceed the greater of (x) $1,000.0 million and (y) (I) 65.0% of Modified ACNTA determined as of the date of such Incurrence minus (II) the aggregate amount of all Indebtedness outstanding under Credit Facilities Incurred under Section 4.03(b)(1) as of the date of such Incurrence (assuming for such purposes that all available amounts under Section 4.03(b)(1) are fully drawn); provided, however, that any Parity Lien Debt, Junior Lien Debt or unsecured Indebtedness Incurred under this clause (b)(3)(A) after the Issue Date shall not have a Stated Maturity any earlier than the Stated Maturity of the Securities, and (B) [Reserved];
(4)Indebtedness outstanding on the Issue Date (other than Indebtedness described in clauses (1), (2) or (3) of this Section 4.03(b));
(5)Indebtedness of (A) a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and (B) the Company or a Restricted Subsidiary Incurred for the purpose of financing all or any part of the cost of acquiring Oil and Gas Properties or Carbon Dioxide Interests, another Person (other than a Person that was, immediately prior to such acquisition, a Subsidiary of the Company) engaged in the Oil and Gas Business or all or substantially all the assets of such a Person; provided, however, that in the case of each of clause (A) and clause (B) above, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio equals or exceeds 2.0 to 1.0;
(6)Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or Section 4.03(b)(4) or (5), this clause (6) or clause (7) below; provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness or Preferred Stock of a Restricted Subsidiary described in Section 4.03(b)(5), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary or the Company;
(7)Non-recourse Purchase Money Indebtedness;

(8)Indebtedness consisting of the Subsidiary Guarantees and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred by the Company pursuant to clauses (1) and (3) of this Section 4.03(b);
(9)Indebtedness consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to this Indenture;
(10)Indebtedness under Oil and Gas Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries;
(11)Indebtedness in respect of bid, performance or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit functioning as or supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);
(12)Indebtedness of the Company or a Restricted Subsidiary Incurred to finance capital expenditures and Refinancing Indebtedness Incurred in respect thereof in an aggregate amount which, when taken together with the amount of all other Indebtedness Incurred pursuant to this clause (12) since the Issue Date and then outstanding, does not exceed $20.0 million;
(13)Permitted Marketing Obligations;
(14)    In-kind obligations relating to oil and gas balancing positions arising in the ordinary course of business; and
(15)    Indebtedness in an aggregate amount which, together with the amount of all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by Section 4.03(a) or clauses (1) through (14) of this Section 4.03(b)) does not exceed $100.0 million.
(c)Notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations (other than the Existing Senior Subordinated Notes if (x) such Refinancing of the applicable series of Existing Senior Subordinated Notes occurs within one year of the final maturity of such notes, (y) such Refinancing Indebtedness constitutes Junior Lien Debt or is unsecured or (z) such Existing Senior Subordinated Notes are purchased, repurchased, redeemed, defeased, acquired or retired for value as permitted pursuant to Section 4.05(b)(8) (provided that such Refinancing Indebtedness constitutes Parity Lien Debt, Junior Lien Debt or is unsecured)) unless such Indebtedness shall be subordinated to the Securities or the relevant Subsidiary Guarantee, as the case may be, to at least the same extent as such Subordinated Obligations.

(d)For purposes of determining compliance with this Section 4.03, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses of this Section 4.03; provided that (x) any Indebtedness outstanding under the Priority Lien Credit Agreement on the Issue Date shall be treated as Incurred on the Issue Date under Section 4.03(b)(1) and may not be reclassified and (y) any Indebtedness outstanding under the Existing Second Lien Notes

Indentures on the Issue Date shall be treated as Incurred on the Issue Date under Section 4.03(b)(3) and may not be reclassified; and (2) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described in this Section 4.03, subject to the limitations described in clause (1) of this Section 4.03(d).

Section 4.04.Incurrence of Layered Indebtedness. The Company shall not, and the Company shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Senior Indebtedness of the Company or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated in right of payment to the Securities or the Subsidiary Guarantee of such Restricted Subsidiary, to the same extent and in the same manner as such Indebtedness is subordinated in right of payment to such other Senior Indebtedness of the Company or such Restricted Subsidiary, as the case may be. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or suffer to exist any Lien on Collateral securing any Indebtedness if such Lien would (a) have or purport to have priority over the Parity Liens on such Collateral and (b) be contractually subordinated to any Priority Liens on such Collateral.

Section 4.05.Limitation on Restricted Payments.

(a)The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since October 1, 2017 would exceed the sum of (without duplication): (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on October 1, 2017, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to September 30, 2017 (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); (C) the aggregate Net Cash Proceeds received by the Company from the issue or sale subsequent to September 30, 2017 of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan; provided, however, that if such employee stock ownership plan incurs any Indebtedness with respect thereto, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan with respect to such Indebtedness; (D) the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to September 30, 2017, of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and (E) an amount equal to the sum of (i) the net reduction in Investments made subsequent to September 30, 2017 by the Company or any Restricted Subsidiary in any Person resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from such Person, and (ii) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b)The provisions of Section 4.05(a) shall not prohibit: (1) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.05; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under Section 4.05(a)(3)(B) (but only to the extent that such Net Cash Proceeds were used to purchase, repurchase, redeem, defease or otherwise acquire or retire such Capital Stock as provided in this clause (2)); (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred under Section 4.03 (subject to the limitations of Section 4.03(c)); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; (4) the purchase, repurchase or acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such purchases, repurchases or acquisitions shall not exceed $25.0 million in any calendar year (with any unused amounts in any calendar year being carried over to succeeding calendar years); provided, further, however, that such purchases, repurchases and acquisitions shall be excluded in the calculation of the amount of Restricted Payments; (5) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or a duly authorized officer), the net cash proceeds of which are used solely (A) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (B) to refinance loans, together with accrued interest thereon, made pursuant to item (A) of this clause (5); provided, however, that such loans shall be excluded in the calculation of the amount of Restricted Payments; (6) any Restricted Payment so long as on the date of such Restricted Payment, after giving pro forma effect thereto and to any related transactions as if the same had occurred at the beginning of the Company’s most recently ended four full fiscal quarters for which internal financial statements are available, the Company’s Leverage Ratio would not have exceeded 2.5 to 1.0; provided, however, that such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments; (7) other Restricted Payments in an aggregate amount not to exceed $100.0 million; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; or (8) any Restricted Payments in the form of purchases, repurchases, redemptions, defeasances or other acquisitions or retirements for value of the Existing Senior Subordinated Notes in an aggregate amount of Restricted Payments on or after the Issue Date not to exceed $108.0 million; provided that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

Section 4.06.Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or a Restricted Subsidiary, (b) to make any loans or advances to the Company or a Restricted Subsidiary or (c) to transfer any of its property or assets to the Company or a Restricted Subsidiary, except: (i) any encumbrance or restriction in the Priority Lien Credit Agreement or Note Documents on the Issue Date or pursuant to any other agreement in effect on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.06 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.06 or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (iv) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary permitted to be Incurred pursuant to this Indenture to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary in compliance with the terms of this Indenture pending the closing of such sale or disposition.

Section 4.07.Limitation on Sales of Assets and Subsidiary Stock.

(a)The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (1) the Company or such Restricted Subsidiary receives consideration at least equal to the fair market value (such fair market value to be determined in advance in good faith by an Officer or an officer of such Restricted Subsidiary with responsibility for such transaction, or if the Asset Disposition exceeds $50.0 million, by the Board of Directors, which determination shall be conclusive evidence of compliance with this provision), of the equity and assets subject to such Asset Disposition; (2) (A) at least 75% of the consideration received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, Additional Assets or any combination thereof (collectively, the “Cash Consideration”) or (B) the fair market value of all forms of consideration other than Cash Consideration received by the Company and its Restricted Subsidiaries since September 30, 2017 does not exceed in the aggregate 10% of ACNTA at the time of the applicable Asset Disposition (after giving effect to such Asset Disposition); and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, (i) if the assets subject to such Asset Disposition constitute Collateral, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Priority Lien Debt and other outstanding Priority Lien Obligations or Parity Lien Debt and other outstanding Parity Lien Obligations (in each case, other than Indebtedness owed to the Company or an Affiliate of the Company) within 540 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, provided such prepayment, repayment, redemption or purchase permanently retires, or reduces the related loan commitment (if any) for, such Indebtedness in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased (and, with respect to Parity Lien Debt, such prepayment, repayment, redemption or purchase must be made either (x) for Securities only or (y) for Securities and other Parity Lien Debt, and in the case of subclause (y), by a pro rata prepayment, repayment or redemption of outstanding Securities and such other Parity Lien Debt or by an offer to purchase on a pro rata basis made to all holders of Securities and such other Parity Lien Debt) or (ii) if the assets subject to such Asset Disposition do not constitute Collateral, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or any Subsidiary Guarantor in each case that is Secured Debt or Indebtedness (other than Disqualified Stock) of a Wholly-Owned Subsidiary that is not a Subsidiary Guarantor (other than Indebtedness owed to the Company or an Affiliate of the Company) within 540 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, provided such prepayment, repayment, redemption or purchase permanently retires, or reduces the related loan commitment (if any) for, such Indebtedness in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets or to make capital expenditures in the Oil and Gas Business within 540 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided that, without limitation of the provisions of Section 10.03, any such Additional Assets, including the assets of any Person that becomes a Subsidiary Guarantor as a result of such transaction, acquired with Net Available Cash from an Asset Disposition of Collateral are, to the extent required by the Priority Lien Documents or the Security Documents (and pursuant to the terms thereof), pledged as Collateral; and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders (and to holders of other Parity Lien Debt of the Company designated by the Company) to purchase Securities (and such other Parity Lien Debt of the Company) pursuant to and subject to the conditions contained in this Indenture, which purchase permanently reduces the outstanding amount of such Securities (and such other Parity Lien Debt) in an amount equal to (or greater than) the principal amount purchased.

Pending application of Net Available Cash pursuant to this Section 4.07(a), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness (which may include Priority Lien Debt).

(b)Notwithstanding Section 4.07(a), the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with Section 4.07(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions, which is not applied in accordance with Section 4.07(a), exceeds $40.0 million during any calendar year.

For the purposes of Section 4.07(a), the following are deemed to be cash or cash equivalents (i) any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Subsidiary Guarantee) that are assumed by the transferee of any such Asset Disposition pursuant to (A) a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability or (B) an assignment agreement that includes, in lieu of such a release, the agreement of the transferee or its parent company to indemnify and hold harmless the Company or such Restricted Subsidiary from and against any loss, liability or cost in respect of such assumed liability and (ii) any non-Cash Consideration received by the Company or any Restricted Subsidiary from the transferee that is converted, monetized, sold or exchanged by the Company or such Restricted Subsidiary into cash or cash equivalents within 120 days of receipt. Notwithstanding the foregoing, the 75% limitation referred to in Section 4.07(a)(2) shall be deemed satisfied with respect to any Asset Disposition in which the cash or cash equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with the aforementioned 75% limitation. The requirement of Section 4.07(a)(3)(B) shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or its Restricted Subsidiary within the time period specified in such clause and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.

(c)In the event of an Asset Disposition that requires the purchase of Securities (and other Parity Lien Debt of the Company) pursuant to Section 4.07(a)(3)(C), the Company shall make such offer to purchase Securities on or before the 541st day after the later of the date of such Asset Disposition or the receipt of such Net Available Cash, and shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and if required or permitted by the terms of any other Parity Lien Debt, to the holders of such Indebtedness) at a purchase price of 100% of their principal amount (or, in the event (x) such other Parity Lien Debt (other than the Existing Second Lien Notes) of the Company was issued with original issue discount greater than 2.5% and (y) the Existing Second Lien Notes are outstanding, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Parity Lien Debt of the Company, such lesser price, if any, as may be provided for by the terms of such Parity Lien Debt of the Company) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 3.02; provided, however, that if the terms of an asset sale covenant relating to the Secured Debt outstanding as of the Issue Date would require that such Secured Debt be included in an offer hereunder for the Securities, and the terms of such Secured Debt require that the price offered to the Securities in such offer be at a price not greater than 100% of accreted value, the Company may make the offer for the Securities hereunder at a price of 100% of accreted value so long as the Company has previously made an offer with the then remaining Net Available Cash from the applicable Asset Disposition for the Securities under Section 4.07(a)(3)(A) or otherwise at a price of 100% of principal amount. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities shall be minimum denominations of $2,000 principal amount or $1,000 integral multiples in excess thereof (although no Securities of $2,000 in original principal amount or less shall be purchased in part). The Company shall not be required to make such an offer to purchase Securities (and other Parity Lien Debt of the Company) pursuant to this Section 4.07 if the Net Available Cash not applied or invested as provided in Section 4.07(a)(3)(A) or (B) is less than $20.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash shall be deemed to be reduced by the aggregate amount of such offer.

(d)The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to Section 4.07(c). To the extent that the provisions of any securities laws or regulations conflict with provisions of Section 4.07(c), the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.07(c) by virtue of its compliance with such securities laws or regulations.

Section 4.08.Limitation on Affiliate Transactions.

(a)The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $15.0 million, are set forth in writing and have been approved by the Board of Directors, including a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction, and (3) if such Affiliate Transaction involves an amount in excess of $25.0 million, have been determined by a nationally recognized investment banking or accounting firm or other qualified independent appraiser to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

(b)The provisions of Section 4.08(a) shall not prohibit (i) any sale of hydrocarbons or other mineral products to an Affiliate of the Company or the entering into or performance of Oil and Gas Hedging Contracts, gas gathering, transportation or processing contracts or oil or natural gas marketing or exchange contracts with an Affiliate of the Company, in each case, in the ordinary course of business, so long as the terms of any such transaction are approved by a majority of the members of the Board of Directors who are disinterested with respect to such transaction, (ii) the sale to an Affiliate of the Company of Capital Stock of the Company that does not constitute Disqualified Stock, and the sale to an Affiliate of the Company of Indebtedness (including Disqualified Stock) of the Company in connection with an offering of such Indebtedness in a market transaction and on terms substantially identical to those of other purchasers in such market transaction, (iii) transactions contemplated by any employment agreement or other compensation plan or arrangement existing on the Issue Date or thereafter entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, (iv) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or any Restricted Subsidiary, (v) transactions between or among the Company and its Restricted Subsidiaries, (vi) transactions between the Company or any of its Restricted Subsidiaries and Persons that are controlled (as defined in the definition of “Affiliate”) by the Company (an “Unrestricted Affiliate”); provided that no other Person that controls (as so defined) or is under common control with the Company holds any Investments in such Unrestricted Affiliate; (vii) Restricted Payments that are permitted by the provisions of Section 4.05; and (viii) loans or advances to employees in the ordinary course of business and approved by the Company’s Board of Directors in an aggregate principal amount not to exceed $2.5 million outstanding at any one time.

Section 4.09.Change of Control.

(a)Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date occurring on or prior to the purchase date), in accordance with the terms contemplated in Section 4.09(b). In the event that at the time of such Change of Control the terms of the Indebtedness under the Priority Lien Credit Agreement restrict or prohibit the repurchase of Securities pursuant to this Section 4.09, then prior to the mailing or other delivery in accordance with the applicable procedures of DTC of the notice to Holders provided for in Section 4.09(b), but in any event within 30 days following any Change of Control, the Company shall (i) repay in full the Indebtedness under the Priority Lien Credit Agreement or (ii) obtain the requisite consent under the agreements governing the Indebtedness under the Priority Lien Credit Agreement to permit the repurchase of the Securities as provided for in Section 4.09(b).

(b)Within 30 days following a Change of Control, the Company shall mail, or otherwise deliver in accordance with the applicable procedures of DTC, a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date occurring on or prior to the purchase date); (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control); (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of DTC); and (4) the instructions determined by the Company, consistent with this Section 4.09, that a Holder must follow in order to have its Securities purchased.

(c)Holders electing to have a Security purchased pursuant to this Section 4.09 shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election pursuant to this Section 4.09 if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(d)On the purchase date, all Securities purchased by the Company under this Section 4.09 shall be delivered to the Trustee for cancellation, together with an Officers’ Certificate to confirm the purchase and directing the Trustee to cancel such Securities, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e)The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue thereof.

(f)The Company shall not be required to make an offer to purchase Securities as a result of a Change of Control pursuant to this Section 4.09 if a third party (i) makes such offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.09(b) and (ii) purchases all Securities validly tendered and not withdrawn under such an offer.

Section 4.10Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Lien on or with respect to any property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, except that the Company and its Restricted Subsidiaries may enter into, create, incur, assume or suffer to exist any Permitted Liens.

Section 4.11Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2019) of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such fiscal year. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

Section 4.12Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.13Future Subsidiary Guarantors. The Company shall cause each domestic Restricted Subsidiary that represents 10% or more of the book assets of, or 10% or more of the ACNTA of, the Company and its Restricted Subsidiaries, taken as a whole, or that Guarantees or otherwise has an aggregate of $15.0 million or more of Indebtedness or Preferred Stock outstanding at any time to promptly Guarantee the Securities pursuant to a Supplemental Indenture substantially in the form attached hereto as Exhibit 1 and execute and deliver all documents and take all other actions required to grant a security interest to the Collateral Trustee as required under Section 10.03.

Section 4.14Suspension of Certain Covenants.

(a)If at any time after the Issue Date: (i) the Securities have Investment Grade Ratings from both Rating Agencies and (ii) no Event of Default has occurred and is continuing under this Indenture at such time (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then until the end of the Suspension Period (as defined in Section 4.14(b)) the Company and the Restricted Subsidiaries shall not be subject to the provisions under Sections 4.03, 4.04, 4.05 (provided that no Restricted Subsidiary may be designated as an Unrestricted Subsidiary during the Suspension Period), 4.06, 4.07, 4.08, and paragraph (iii) of Section 5.01 (collectively, the “Suspended Covenants”).

(b)In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Securities below an Investment Grade Rating, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the period of time between the Covenant Suspension Event and the Reversion Date (the “Suspension Period”), or upon termination of the Suspension Period or after that time based on any actions taken by the Company or its Restricted Subsidiaries during the Suspension Period. On the Reversion Date, all Indebtedness incurred during the Suspension Period shall be classified as having been incurred pursuant to Section 4.03(a) or Section 4.03(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to Section 4.03(a) or Section 4.03(b), such Indebtedness shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(4). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.05 shall be made as though Section 4.05 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 4.05(a)(3) except to the extent that such Restricted Payments were permitted to have been made and are treated as having been made pursuant to Section 4.05(b).

(c)The Company shall promptly notify the Trustee in an Officers’ Certificate of the existence, and of the termination, of any Covenant Suspension Event or Reversion Date; provided, however, that the Trustee shall have no obligation to (i) monitor the ratings of the Securities, (ii) discover or verify the existence or termination of any Covenant Suspension Event or Reversion Date or (iii) notify holders of the Securities of any of the foregoing.

Section 4.15Holders’ Right to Require Repurchase.

(a)If the Company’s 7½% Senior Secured Second Lien Notes due 2024 have not been Refinanced in full or, if applicable, repaid without incurring any Refinancing Indebtedness, (either, a

“Qualified Refinancing”) on or prior to November 15, 2023, each Holder shall have the right to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date occurring on or prior to the purchase date), in accordance with Section 4.15(b).

(b)If a Qualified Refinancing has not been completed on or prior to November 15, 2023, the Company shall, no later than November 30, 2023, mail, or otherwise deliver in accordance with the applicable procedures of DTC, a notice (the “Holders’ Optional Repurchase Offer”) to each Holder with a copy to the Trustee stating: (1) that a Holders’ Optional Repurchase Offer is being made and that such Holder has the right to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date occurring on or prior to the purchase date) (the “Holders’ Optional Repurchase Payment”); (2) the purchase date (which shall be December 15, 2023) (the “Holders’ Optional Repurchase Payment Date”); and (3) the instructions determined by the Company, consistent with this Section 4.15, that a Holder must follow in order to have its Securities purchased.

(c)Holders electing to have a Security purchased pursuant to this Section 4.15 shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Holders’ Optional Repurchase Payment Date. A Holder shall be entitled to withdraw such Holder’s election pursuant to this Section 4.15 if the Trustee or the Company receives not later than one Business Day prior to the Holders’ Optional Repurchase Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing such Holder’s election to have such Security purchased.

(d)On the Holders’ Optional Repurchase Payment Date, all Securities purchased by the Company under this Section 4.15 shall be delivered to the Trustee for cancellation, together with an Officers’ Certificate to confirm the purchase and directing the Trustee to cancel such Securities, and the Company shall pay the Holders’ Optional Repurchase Payment to the Holders entitled thereto.

(e)Notwithstanding anything herein to the contrary, to the extent that a Qualified Refinancing has been completed on or prior to the Holders’ Optional Repurchase Payment Date, the Company shall not be required to purchase Securities pursuant to the Holders’ Optional Repurchase Offer.

(f)The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

(g)If, on November 15, 2023, the terms of the Indebtedness under the Priority Lien Credit Agreement restrict or prohibit the repurchase of Securities pursuant to this Section 4.15, then prior to the mailing or otherwise delivering in accordance with the applicable procedures of DTC of the notice to Holders provided for in Section 4.15(b), but in any event prior to December 29, 2023, the Company shall

(1)repay in full the Indebtedness under the Priority Lien Credit Agreement; or

(2)obtain the requisite consent under the agreements governing the Indebtedness under the Priority Lien Credit Agreement to permit the repurchase of the Securities as provided for in Section 4.15(b).

ARTICLE 5

Successor Company

Section 5.01When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all the assets of the Company and its Restricted Subsidiaries, taken as a whole, to, any Person, unless:

(i)(A) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (B) the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, and such other acknowledgments, joinder agreements or other documents as are required, all the obligations of the Company under the Note Documents;

(ii)immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iii)immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

(iv)immediately after giving effect to such transaction, the Successor Company shall have Adjusted Consolidated Net Tangible Assets that are not less than the Adjusted Consolidated Net Tangible Assets prior to such transaction;

(v)in the case of a conveyance, transfer or lease of all or substantially all the assets of the Company and its Restricted Subsidiaries, taken as a whole, such assets shall have been so conveyed, transferred or leased as an entirety or virtually as an entirety to one Person;

(vi)the Successor Company (if other than the Company) shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the Successor Company to be subject to the Parity Liens in the manner and to the extent required under the Note Documents; and

(vii)the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clauses (iii) and (iv) shall not be applicable to any such transaction solely between the Company and any Restricted Subsidiary.
The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the other Note Documents, and the predecessor Company, except in the case of a lease, shall be released from the obligations thereunder.

Section 5.02When Subsidiary Guarantors May Merge or Transfer Assets. The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and, if such Person is not the Company or a Subsidiary Guarantor, such Person shall expressly assume, by executing a Guarantee Agreement and such other acknowledgements, joinder agreements or other documents as are required, as applicable, all the obligations of such Subsidiary, if any, under the Note Documents; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; (iii) in the case of a conveyance, transfer or lease of all or substantially all the assets of a Subsidiary Guarantor, such assets shall have been so conveyed, transferred or leased as an entirety or virtually as an entirety to one Person; (iv) the resulting, surviving or transferee Person (if other than the Subsidiary Guarantor) shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to such Person to be subject to the Parity Liens in the manner and to the extent required under the Note Documents; and (v) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such Guarantee Agreement, if any, complies with this Indenture and such Guarantee Agreement, if any, is enforceable. The provisions of clauses (i), (ii) and (iv) above shall not apply to any one or more transactions which constitute an Asset Disposition if the Company has complied with Section 4.07. The resulting, surviving or transferee Person (if not such Subsidiary) shall be the successor to such Subsidiary Guarantor, and shall succeed to, be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture and the other Note Documents, and the predecessor Subsidiary Guarantor, except in the case of a lease, shall be released from the obligations thereunder.

ARTICLE 6

Defaults and Remedies

Section 6.01Events of Default. An “Event of Default” occurs if:

(1)the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 consecutive days;

(2)the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required purchase or repurchase, upon declaration of acceleration or otherwise or (ii) fails to redeem, purchase or repurchase Securities when required pursuant to this Indenture or the Securities;

(3)the Company fails to comply with Section 5.01;

(4)the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07 (other than a failure to purchase or repurchase Securities when required under Section 4.07), 4.08, 4.09 (other than a failure to purchase or repurchase Securities when required under Section 4.09), 4.10, 4.11, 4.13 or 4.15 (other than a failure to purchase or repurchase Securities when required under Section 4.15) (and such failure continues for 30 consecutive days after the notice specified below);

(5)the Company or any Restricted Subsidiary fails to comply with any of its agreements contained in the Securities or in the Note Documents (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 consecutive days after the notice specified below;

(6)Indebtedness of the Company (other than Non-recourse Purchase Money Indebtedness) is not paid within any applicable grace period after final maturity or the maturity of such Indebtedness is accelerated by the holders thereof because of a default (and such acceleration is not rescinded or annulled) and the total amount of such Indebtedness unpaid or accelerated exceeds $75.0 million;

(7)the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)    commences a voluntary case;
(B)    consents to the entry of an order for relief against it in an involuntary case;
(C)    consents to the appointment of a Custodian of it or for any substantial part of its property; or
(D)    makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
(8)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)    is for relief against the Company or any Significant Subsidiary in an involuntary case;
(B)    appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or
(C)    orders the winding up or liquidation of the Company or any Significant Subsidiary;
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
(9)any judgment or decree for the payment of money in an uninsured or unindemnified amount in excess of $75.0 million or its foreign currency equivalent at the time is rendered against the Company or a Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived, bonded or the execution thereof stayed, in either case 10 days after the notice specified below;

(10)any Subsidiary Guarantee ceases or otherwise fails to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee if such default continues for a period of 10 days after the notice specified below; or

(11)the occurrence of any of the following:

(A)    except as permitted by the Note Documents, any Security Document establishing the Parity Liens ceases for any reason to be enforceable; provided that it will not be an Event of Default under this clause (11)(A) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Parity Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a fair market value of not more than $35.0 million, ceases to be enforceable; provided further that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 60 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period;
(B)    except as permitted by the Note Documents, any Parity Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a fair market value of at least $35.0 million, ceases to be an enforceable and perfected second-priority Lien, subject only to Permitted Liens and the terms of the Intercreditor Agreement; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 60 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; and
(C)    the Company or any Subsidiary Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Subsidiary Guarantor set forth in or arising under any Security Document establishing Parity Liens.
The foregoing shall constitute “Events of Default” whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
A Default under clause (4), (5), (9) or (10) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice, in the form of an Officers’ Certificate, of any Event of Default under clause (3), (6) or (11) of this Section 6.01 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), (9) or (10) of this Section 6.01, describing its status and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders and such notice shall specify the Default and refer to this Indenture or the Securities.

Section 6.02Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest and premium, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, interest and premium, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and accrued but unpaid interest and premium, if any, on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. Any such amount hereby constitutes liquidated damages reasonably agreed by the Company and the Holders in view of the impracticability of determining actual damages. The Holders of a majority in principal amount of the outstanding Securities by written notice to the Trustee and the Company may rescind any acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto. If the Securities are accelerated or otherwise become due prior to their Stated Maturity, in each case, as a result of an Event of Default, the amount of principal of, accrued and unpaid interest and premium on the Securities that becomes due and payable shall equal (a) 100% of the outstanding principal amount of the Securities redeemed, plus (b) a premium equal to the applicable redemption premium in effect on the date of such acceleration, determined as if such acceleration were an optional redemption of the Securities accelerated (such amount, the “Prepayment Premium”), plus (c) accrued and unpaid interest.

Except as specifically provided for in this Indenture, each Holder of a Security has the right to maintain its investment in the Securities free from repayment by the Company and the provision for payment of a Prepayment Premium above by the Company in the event that the Securities are repaid or are accelerated as a result of or following and during the continuance of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances. Without limiting the generality of the foregoing, it is understood and agreed that, if the Securities are accelerated or otherwise become due prior to their Stated Maturity, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Prepayment Premium with respect to an optional redemption of the Securities will also be due and payable as though the Securities were optionally redeemed and shall constitute part of the Obligations with respect to the Securities, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the Company and the Holders as to a reasonable calculation of each Holder’s lost profits and damages as a result thereof. Any Prepayment Premium shall be presumed to be the liquidated damages sustained by each Holder as the result of the early redemption or repayment, and the Company agrees that it is reasonable under the circumstances currently existing. The Prepayment Premium shall also be payable in the event the Securities (and/or this Indenture) are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure, court order or by any other means. THE COMPANY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Prepayment Premium is reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) no portion of the Prepayment Premium represents unmatured interest within the meaning of 11 U.S.C. §502(b)(2); (D) there has been a course of conduct between Holders and the Company giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (E) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The

Company expressly acknowledges that its agreement to pay the Prepayment Premium to Holders as herein described is a material inducement to Holders to purchase, exchange into, or otherwise accept the Securities.

Section 6.03Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
Section 6.04Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing or past Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law, this Indenture or the Intercreditor Agreement or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Securityholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any direction is unduly prejudicial to such Securityholders) or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to be furnished with indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Section 6.06Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)such Holder has previously given the Trustee written notice stating that an Event of Default is continuing;

(2)the Holders of at least 25% in principal amount of the outstanding Securities have requested in writing that the Trustee pursue the remedy;

(3)such Holders have furnished the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)the Trustee has not complied with the request within 60 days after receipt of the request and the furnishing of the required security or indemnity; and

(5)the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use prejudices the rights of another Securityholder or obtains a preference or priority over another Securityholder).
Section 6.07Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, shall not be impaired or affected without the consent of such Holder, and the right of any Holder to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Section 6.08Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and the Subsidiary Guarantors for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor their respective creditors or their respective property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10Priorities. Subject to the Intercreditor Agreement and the Collateral Trust Agreement, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee and the Collateral Trustee for amounts due under Section 7.07;
SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.
Section 6.11Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than an aggregate of 10% in principal amount of the outstanding Securities.

Section 6.12Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

Section 7.01Duties of Trustee.

(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)Except during the continuance of an Event of Default:

(1)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(1)this paragraph does not limit the effect of Section 7.01(b);

(2)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)[Reserved].

(e)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)No provision of this Indenture shall require the Trustee to advance, expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

(i)Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review the reports and information documents required to be provided by Section 4.02 for the purposes of determining compliance with any provisions of this Indenture.

Section 7.02Rights of Trustee.

(a)The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)The Trustee shall not be liable for special, punitive, indirect or consequential damages, including but not limited to lost profits, irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action arising in connection with this Indenture.

(g)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder, including the Collateral Trustee.

(h)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the other Note Documents at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security

(i)or indemnity satisfactory to the Trustee against the losses, liabilities and expenses which may be incurred therein or thereby.

(j)The Trustee may request that the Company delivers an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or the other Note Documents.

(k)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by one Officer of the Company.

(l)The permissive rights of the Trustee enumerated hereunder shall not be construed as duties.

Section 7.03Individual Rights of Trustee. The Trustee in its individual or any other capacity (including in its capacity as the Collateral Trustee) may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture, the Note Documents or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05Notice of Defaults. If a Default occurs and is continuing and (i) a Trust Officer has actual knowledge of such Default or (ii) written notice of such Default is given to the Trustee by the Company or Holders of at least 25% in aggregate principal amount of the Securities and such notice references the Securities and this Indenture, the Trustee shall mail or otherwise deliver in accordance with the applicable procedures of DTC to each Securityholder notice of the Default within the later of (i) 90 days after it occurs and (ii) 10 Business Days after such actual knowledge or written notice. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of Trust Officers determines that withholding notice is not opposed to the interests of Securityholders.

Section 7.06[Reserved].

Section 7.07Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services, including extraordinary services such as default administration. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees) arising out of its acceptance of this trust or incurred by any of them in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company (including under this Section 7.07). The Trustee shall notify the Company promptly of any claim (whether asserted by any Securityholder or the Company) for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith as determined by a final, non-appealable judgment of a court of competent jurisdiction.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.
The Company’s obligations pursuant to this Section and immunities of the Trustee contained in this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
Section 7.08Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount outstanding of the Securities may remove the Trustee upon 30 days written notice to the Trustee and may appoint a successor Trustee. A Holder may petition a court of competent jurisdiction to remove the Trustee in the manner and under the circumstances contemplated by Section 310(b)(iii) of the TIA. The Company shall remove the Trustee if:

(1)the Trustee fails to comply with Section 7.10;

(2)the Trustee is adjudged bankrupt or insolvent;

(3)a receiver or other public officer takes charge of the Trustee or its property; or

(4)the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount outstanding of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company) or the Holders of 10% in principal amount outstanding of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
Section 7.10Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

This Indenture shall always have a Trustee who satisfies the requirements of Sections 310(a)(1), (2) and (5) of the TIA. The Trustee shall comply with Section 310(b) of the TIA.
Section 7.11Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

ARTICLE 8

Discharge of Indenture; Defeasance

Section 8.01Discharge of Liability on Securities; Defeasance.

(a)When either (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities not theretofore delivered to the Trustee for cancellation: (1) have become due and payable, or (2) will become due and payable at their Stated Maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in the case of clause (ii), the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient (if payable other than solely in money, in the opinion of a nationally recognized bank, appraisal firm or independent accounting firm), without consideration of any reinvestment of interest, to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in the case of either clause (i) or (ii) the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect, each Subsidiary Guarantor will be released from all its obligations with respect to its Subsidiary Guarantee and any security granted to secure the Securities and Subsidiary Guarantees will be released. Upon satisfaction of the conditions set forth in this Section 8.01, the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b)Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13 and 4.15 and the operation of Sections 6.01(4), 6.01(6), 6.01(7) (but only with respect to Significant Subsidiaries), 6.01(8) (but only with respect to Significant Subsidiaries), 6.01(9), 6.01(10) and 6.01(11) and its obligations under Sections 5.01(iii) and (iv) and under Sections 5.02(iii) and (iv) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(6), 6.01(7) (but only with respect to Significant Subsidiaries), 6.01(8) (but only with respect to Significant Subsidiaries), 6.01(9), 6.01(10) or 6.01(11) or because of the failure of the Company to comply with Section 5.01(iii) or (iv) or with Section 5.02(iii) or (iv). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from all its obligations with respect to its Subsidiary Guarantee and any security granted to secure the Securities and Subsidiary Guarantees will be released except to the extent necessary to guarantee any of the Company’s continuing obligations pursuant to Section 8.01(c) hereof.
Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
(c)Notwithstanding Sections 8.01 (a) and (b), the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.07, 7.07, 7.08 and this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

Section 8.02Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1)the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

(2)the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal of and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3)123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

(4)the deposit does not constitute a default under any other agreement binding on the Company;

(5)the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6)in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the Issue Date there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders (and their beneficial owners) shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(7)in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders (and their beneficial owners) shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8)the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.
Section 8.03Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

Section 8.04Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any money or securities held by them at any time which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required for the Company to exercise its legal defeasance option or its covenant defeasance option pursuant to this Article 8.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look solely to the Company for payment as general creditors.
Section 8.05Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Note Documents shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

Section 9.01Without Consent of Holders. The Company, the Subsidiary Guarantors, the Trustee and the Collateral Trustee may amend any of the Note Documents without notice to or consent of any Securityholder:

(1)to cure any ambiguity, omission, defect or inconsistency;

(2)to provide for the assumption by a successor corporation of the obligations of the Company or the Subsidiary Guarantors under this Indenture or the other Note Documents as provided in Article 5;

(3)to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code;

(4)to add guarantees or Collateral with respect to the Securities (including any Subsidiary Guarantee), or release guarantees or Collateral with respect to the Securities (including any Subsidiary Guarantee) in the manner provided in this Indenture and the other Note Documents;

(5)with respect to the Note Documents establishing Parity Liens, as provided in the Intercreditor Agreement or the Collateral Trust Agreement;

(6)to provide for the issuance of Additional Securities (in accordance with the limitations set forth in this Indenture);

(7)to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(8)to make any change that does not adversely affect the rights of any Holder under any Note Document in any material respect; provided, however, that any change to this Indenture to conform it to the Description of the Notes shall not be deemed to adversely affect such rights;

(9)to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Note Documents establishing Parity Liens; or

(10)to conform the text of this Indenture, the Subsidiary Guarantees or the other Note Documents (a) to any provision in the Description of the Notes to the extent that such text constitutes an unintended conflict with, or is inconsistent with, the description of the corresponding provision in the Description of the Notes or (b) as may be necessary or advisable to preserve and confirm the relative priorities of the Secured Debt Documents as such priorities are contemplated by and set forth in the Intercreditor Agreement, in each case as described in an Officers’ Certificate.

In addition, the Intercreditor Agreement and the Collateral Trust Agreement may be amended in accordance with their terms and without the consent of any Holder, the Trustee or the Collateral Trustee with the consent of the parties thereto or otherwise in accordance with their terms, including to add additional Indebtedness as Priority Lien Debt, Parity Lien Debt or Junior Lien Debt and add other parties (or any authorized agent thereof or trustee therefor) holding such Indebtedness thereto and to establish that the Liens on any Collateral securing such Indebtedness shall rank equally with (or junior to) the Liens on such Collateral securing the other Priority Lien Debt, Parity Lien Debt or Junior Lien Debt, as applicable, then outstanding, in each case to the extent permitted by the applicable Secured Debt Documents.
After an amendment under this Section becomes effective, the Company shall mail or otherwise deliver in accordance with the applicable procedures of DTC to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
Section 9.02With Consent of Holders. Subject to other exceptions set forth in this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend any of the Note Documents without prior notice to any Securityholder but with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). Without the consent of each Securityholder affected thereby, however, an amendment may not:

(1)reduce the amount of Securities whose Holders must consent to an amendment;

(2)reduce the rate of or extend the time for payment of interest on any Security;

(3)reduce the principal of or extend the Stated Maturity of any Security;

(4)reduce the premium payable upon a required purchase (to the extent the Company has at the time become obligated by the terms of this Indenture to effect a required purchase) or the redemption of any Security or change the date on which any Security may be redeemed in accordance with Article 3 of this Indenture and paragraph 5 of the Securities (except, in any case, for the redemption notice period);

(5)make any Security payable in money other than that stated in the Security;

(6)impair the contractual right of any Securityholder to receive payment of principal of and interest on such Securityholder’s Security on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Securityholder’s Security;

(7)make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

(8)make any change in any Subsidiary Guarantee that could adversely affect such Securityholder.

In addition, the consent of Holders representing at least 66⅔% in principal amount of outstanding Securities will be required to release the Liens for the benefit of the Holders of the Securities on all or substantially all of the Collateral, other than in accordance with the Note Documents. If Holders of at least 66⅔% in principal amount of outstanding Securities so consent to the release of Collateral, the Trustee or

Collateral Trustee, as the case may be, will be entitled to vote the total principal amount of Securities then outstanding as a block in respect of any vote required for such release under the Security Documents.
It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
After an amendment under this Section becomes effective, the Company shall mail or otherwise deliver in accordance with the applicable procedures of DTC to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
Section 9.03[Reserved].

Section 9.04Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder shall bind the Holder and every subsequent Holder or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
Section 9.05Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Company may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.06Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and the other Note Documents and that such amendment is the legal, valid and binding obligation of the Company and any Subsidiary Guarantor, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

Section 9.07Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

Collateral and Security

Section 10.01Security Interest.

(a)The due and punctual payment of the Obligations on the Securities and the Obligations of the Subsidiary Guarantors under the Subsidiary Guarantees, when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (including interest and other Obligations accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), on the Securities, the Subsidiary Guarantees and performance and payment of all other obligations of the Company and the Subsidiary Guarantors to the Holders or the Trustee and the Collateral Trustee under the Note Documents, according to the terms hereunder or thereunder, are secured as provided in the Security Documents. In furtherance of the foregoing, the Company and each Subsidiary Guarantor (a) have entered into the Collateral Trust Agreement, the Intercreditor Agreement and the Pledge Agreement, (b) have delivered or will, on or prior to the Issue Date, deliver to the Collateral Trustee (or the Priority Lien Agent in accordance with the Intercreditor Agreement) all certificates and other instruments and documents required under the Pledge Agreement to be delivered to the Collateral Trustee and (c) have authorized or will, on or prior to the Issue Date, authorize the filing, registration and recording of all Uniform Commercial Code financing statements required by applicable law to be filed, registered or recorded to perfect the Parity Liens created under the Pledge Agreement to the extent required by the Pledge Agreement, the Intercreditor Agreement and this Indenture. The Company and each of the Subsidiary Guarantors consent and agree to be bound by the terms of the Security Documents to which they are parties, as the same may be in effect from time to time, and agree to perform their obligations thereunder in accordance therewith. The Company and the Subsidiary Guarantors hereby agree that, subject to Section 10.6, the Intercreditor Agreement and the Collateral Trust Agreement, the Collateral Trustee shall hold the Collateral on behalf of and for the benefit of all of the Holders and the other holders of Parity Lien Obligations.

(b)Each Holder, by its acceptance of a Security and of the Subsidiary Guarantees, consents and agrees to the terms of the Intercreditor Agreement, the Collateral Trust Agreement and the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and amendments to the Security Documents) as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and appoints Wilmington Trust, National Association as the Trustee and as the Collateral Trustee. The Trustee hereby authorizes and appoints Wilmington Trust, National Association as Collateral Trustee, and each Holder and the Trustee direct the Collateral Trustee to enter into any Security Documents to which it is not already party (including any amendments thereto contemplated by Section 7.1 of the Collateral Trust Agreement and any security documents to secure additional Parity Lien Debt in accordance with Section 5.3 of the Collateral Trust Agreement, all as more particularly described in the Collateral Trust Agreement, and any joinders to any Security Documents) and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms and conditions thereof, including, the limitations on duties of the Collateral Trustee provided in Section 5.12 of the Collateral Trust Agreement. The Trustee, the Collateral Trustee and each Holder, by accepting the Securities and the Subsidiary Guarantees of the Subsidiary Guarantors, acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held, subject to the Intercreditor Agreement and the Collateral Trust Agreement, for the benefit of all the holders of Parity Lien Obligations, the Collateral Trustee and the Trustee, and the Lien of this Indenture and the Security Documents is subject to and qualified and limited in all respects by the Intercreditor Agreement, the Collateral Trust Agreement, the Security Documents and actions that may be taken thereunder.

Section 10.02Post-Issue Date Collateral Requirements.

(a)The Company and the applicable Subsidiary Guarantors are parties to certain Mortgages that secure the Existing Second Lien Notes and that will, upon the execution and recording of certain amendments thereto, establish Parity Liens on the Collateral. Accordingly, on or before July 19, 2019 (the “Mortgage Amendment Deadline”), the Company shall, or shall cause the applicable Subsidiary Guarantors to, execute and deliver amendments to such Mortgages to the appropriate local counsel’s office for recording or to the applicable recording office for recording (such amendments, the “Mortgage Amendments”). The Company shall make a filing on Form 8-K with the SEC within five Business Days after the Mortgage Amendment Deadline indicating the Company’s compliance with the requirement in the immediately preceding sentence. The Company hereby covenants and confirms as follows: (i) that such Mortgages have been filed for record in the real estate records, mortgage records or other appropriate records of each jurisdiction where any part of the Collateral constituting Oil and Gas Properties of the Company and its Restricted Subsidiaries are situated, and (ii) that upon the Mortgage Amendments being filed for record in the real estate records, mortgage records or other appropriate records of each such jurisdiction, such Mortgages will create for the benefit of the parties secured thereby (including the Holders) valid and perfected Parity Liens on the Oil and Gas Properties subject to such Mortgages (as amended by such Mortgage Amendments), which Oil and Gas Properties had, as of April 30, 2019, a PV-9 value equal to at least 90% of the PV-9 value of Proved Reserves attributable to the Oil and Gas Properties of the Company and its Restricted Subsidiaries, as evaluated in the most recent Reserve Report, after giving effect to exploration and production activities, acquisitions, dispositions and production since the date of such Reserve Report. The Company shall, or shall cause the applicable Subsidiary Guarantors to, (i) cause appropriate counsel to execute and deliver to the Collateral Trustee Opinions of Counsel (subject to customary assumptions and qualifications) in form reasonably satisfactory to the Collateral Trustee on the date of delivery of such Mortgage Amendments for recording substantially to the effect that, by virtue of the recording of such Mortgage Amendments and the filing of appropriate Uniform Commercial Code financing statements (or amendments to existing financing statements), the Collateral Trustee has or will have a valid and perfected lien for the benefit of the Holders with respect to the Oil and Gas Properties subject to such Mortgages (as amended by such Mortgage Amendments), and (ii) promptly pay any required taxes or fees in connection with the recordation and filing of such Mortgage Amendments. The Company shall, or shall cause the applicable Subsidiary Guarantor to, send written evidence of the recording of such Mortgage Amendments promptly after the receipt of evidence of such recording to the Collateral Trustee.

(b)To the extent required by the Security Documents for each deposit account, securities account and commodity account that the Company or any Subsidiary Guarantor at any time maintains, the Company shall, or shall cause the applicable Subsidiary Guarantor to, pursuant to a customary control agreement in form and substance reasonably satisfactory to the Collateral Trustee, cause the depository bank that maintains such deposit account, securities intermediary that maintains such securities account, or commodities intermediary that maintains such commodity account, as applicable, to agree to comply at any time with instructions from the Collateral Trustee (or, prior to the Discharge of Priority Lien Obligations (as defined in the Intercreditor Agreement), the Priority Lien Agent, as gratuitous bailee for the Secured Parties) to such depository bank, securities intermediary or commodities intermediary directing the disposition of funds from time to time credited to any such deposit account, directing the transfer or redemption of a financial asset credited to any such deposit account or directing the application of any value distributed on account of any commodity contract carried in any such commodity account, in each case without further consent of the Company or such Subsidiary Guarantor, or take such other action as the Collateral Trustee may approve in order to perfect the Collateral Trustee’s security interest in such deposit account, securities account or commodity account. The Company hereby covenants and confirms that each deposit account, securities account and commodity account existing on the Issue Date that is required by the Security Documents to be subject to a customary control agreement is subject to such a customary control agreement that has been delivered to the Collateral Trustee. With respect to any such deposit account, securities account or commodity account opened after the Issue Date, the required control agreement shall be delivered substantially contemporaneously with the opening thereof. On the date that any such control agreement is executed, the Company shall cause appropriate counsel to execute and deliver to the Collateral Trustee an Opinion of Counsel in form reasonably satisfactory to the Collateral Trustee and substantially to the effect that the Collateral Trustee has a valid and perfected lien, perfected by “control,” with respect to each such deposit account, securities account or commodity account.

(c)Any Security Documents providing for the Parity Liens entered into after the Issue Date shall be substantially in the form of, and grant security interests in the same assets as, the corresponding security documents securing the Priority Lien Obligations, or to the extent there are no such corresponding security documents, the form of the corresponding security documents securing the Priority Lien Obligations in place on the Issue Date, in each case, with such changes as are reasonably necessary to reflect the terms of the Intercreditor Agreement and with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities, all as certified to the Collateral Trustee pursuant to an Officers’ Certificate of the Company. Neither the Trustee nor the Collateral Trustee shall have any duty or obligation to determine whether deletions or modifications of representations, warranties and covenants with respect to security documents establishing Liens are customary.

Section 10.03Further Assurances; Liens on Additional Property.

(a)The Company and each of the Subsidiary Guarantors shall do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of the Parity Lien Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets constituting Collateral that are acquired or otherwise become, or are required by any Parity Lien Document to become, Collateral after the Issue Date), in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents. In connection with any merger or consolidation of the Company or any Subsidiary Guarantor, the Company or such Subsidiary Guarantor shall take such action as may be reasonably necessary to cause any newly acquired property and assets to be made subject to the Parity Liens in the manner and to the extent required under the Security Documents.

(b)Upon the reasonable request of the Collateral Trustee or any Parity Lien Representative at any time and from time to time, the Company and each of the Subsidiary Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of the holders of Parity Lien Obligations; provided that no such Security Document, instrument or other document shall be materially more burdensome upon the Company and the Subsidiary Guarantors than the Parity Lien Documents executed and delivered (or required to be executed and delivered after the Issue Date within the timeframes set forth herein) by the Company and the Subsidiary Guarantors in connection with the issuance of the Original Securities on the Issue Date.

(c)In addition, from and after the Issue Date, if the Company or any Subsidiary Guarantor acquires any property or asset that constitutes collateral for the Priority Lien Debt or Junior Lien Debt, and any Priority Lien Document or Junior Lien Document, as applicable, requires any supplemental Security Document for such collateral or other actions to achieve a perfected Lien on such collateral, then the Company shall, or shall cause the applicable Subsidiary Guarantor to, promptly (but in any event no later than the date that is 20 Business Days after the date on which such supplemental Security Documents are executed and delivered (or other action taken) under such Priority Lien Documents or Junior Lien Documents, as applicable), to the extent permitted by applicable law, execute and deliver to the Collateral Trustee appropriate Security Documents (or amendments thereto) in such form as shall be necessary to grant the Collateral Trustee a valid, enforceable and perfected second-priority Lien on such property or asset or take such other actions in favor of the Collateral Trustee as shall be reasonably necessary to grant a valid, enforceable and perfected Lien on such collateral to the Collateral Trustee for the benefit of the holders of Parity Lien Obligations, subject to the terms of this Indenture, the Intercreditor Agreement and the other Note Documents. Additionally, subject to this Indenture, the Intercreditor Agreement and the other Note Documents, if the Company or any Subsidiary Guarantor creates any additional Lien upon any property or asset that is required to constitute Collateral, or takes any actions to perfect any Lien on Collateral, in each case for the benefit of the holders of the Priority Lien Debt or the holders of Junior Lien Debt, after the Issue Date, the Company or such Subsidiary Guarantor, as applicable, shall, to the extent permitted by applicable law, within 20 Business Days after such Lien is granted or other action taken, grant a valid and enforceable second-priority Lien upon such property or asset, or take such perfection actions, as applicable, for the benefit of the Holders and obtain all such related deliverables as shall have been delivered to the Priority Lien Agent or Junior Lien Agent, as applicable, in each case as security for the obligations of the Company with respect to the Securities, the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and the performance of all other obligations of the Company and the Subsidiary Guarantors under the Note Documents. Neither the Trustee nor the Collateral Trustee shall have a duty to monitor the status of any Collateral or any future acquisition of property and rights that constitute Collateral, nor shall the Trustee or the Collateral Trustee have any duty to properly perfect the security interests. Notwithstanding the foregoing, to the extent that any Lien on any Collateral is perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Priority Lien Agent, or of agents or bailees of the Priority Lien Agent (in each case as gratuitous bailee or agent of the Collateral Trustee), the perfection actions and related deliverables described in this Section 10.03(c) shall not be required other than with respect to control agreements, which shall be subject to an additional 60-day grace period.

(d)The Company shall deliver to the Collateral Trustee semi-annually on or before May 1 and November 1 in each calendar year, beginning November 1, 2019, an Officers’ Certificate certifying, as of the date of such certificate, the amount of Oil and Gas Properties included in the Collateral, expressed as a percentage of the PV-9 value of Proved Reserves attributable to the Oil and Gas Properties of the Company and its Restricted Subsidiaries, as evaluated in the most recent Reserve Report, after giving effect to exploration and production activities, acquisitions, dispositions and production since the date of such Reserve Report; provided that in the event the percentage of the PV-9 value so certified is not at least equal to 90% of the PV-9 value of such Proved Reserves, the Company shall, or shall cause the applicable Restricted Subsidiary to, within 60 days following delivery of such certificate, execute and deliver to the Collateral Trustee: (i) such executed Mortgages or amendments or supplements to prior Mortgages naming the Collateral Trustee, as mortgagee or beneficiary, as may be necessary to cause such 90% requirement to be satisfied, (ii) satisfactory evidence of the delivery of all executed Mortgages (or amendments or supplements thereto) to the appropriate local counsel’s office for recording or the applicable recording office for recording (and payment of any taxes or fees in connection therewith) and (iii) an additional Officers’ Certificate certifying, as of the date of such certificate, that the amount of Oil and Gas Properties included in the Collateral, expressed as a percentage of the PV-9 value of such Proved Reserves, is at least equal to 90%. The Company shall send written evidence of the recording of any such Mortgages (or amendments or supplements thereto) promptly after the receipt thereof to the Collateral Trustee. The Company will also cause to be delivered to the Collateral Trustee, on the date of delivery of such Mortgages, an Opinion of Counsel (by appropriate counsel and subject to customary assumptions and qualifications) to the effect that, upon recording of such Mortgages and the filing of appropriate Uniform Commercial Code financing statements (or amendments to existing financing statements), the Collateral Trustee will have a valid and perfected lien with respect to the Oil and Gas Properties subject to such Mortgages.

(e)Without limitation of any other obligations under this Section 10.03, promptly following the execution of any Mortgage, the Company shall file such Uniform Commercial Code financing statements necessary to perfect the security interest in any personal property Collateral granted under such Mortgage in the appropriate jurisdiction.

Section 10.04Intercreditor Agreement. This Article 10 and the provisions of each Security Document are subject to the terms, conditions and benefits set forth in the Intercreditor Agreement. The Company and each Subsidiary Guarantor consents to, and agrees to be bound by, the terms of the Intercreditor Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms thereof. The Company shall, on the Issue Date, execute and deliver any certificates and other instruments and documents required under the Intercreditor Agreement to be delivered to the Priority Lien Agent or the Second Lien Collateral Trustee (each as defined in the Intercreditor Agreement) in connection with the designation of the Holders as additional holders of Second Lien Obligations (as defined in the Intercreditor Agreement). Each Holder, by its acceptance of the Securities (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Trustee and Collateral Trustee to join and become a party to the Intercreditor Agreement on behalf of the Holders as Second Lien Secured Parties (as defined in the Intercreditor Agreement). In addition, each Holder authorizes and instructs the Collateral Trustee to enter into any amendments or joinders to the Intercreditor Agreement or Collateral Trust Agreement, to add the Securities as Parity Lien Debt and without the consent of any Holder or the Trustee, to add additional Indebtedness as Priority Lien Debt, Parity Lien Debt or Junior Lien Debt and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such Indebtedness ranks equally with the Liens on such Collateral securing the other Priority Lien Debt, Parity Lien Debt or Junior Lien Debt, as applicable, then outstanding, in each case, where the Incurrence of such Secured Debt is permitted by this Indenture. The foregoing provisions are intended as an inducement to the lenders under the Priority Lien Credit Agreement to continue to extend credit to the Company and certain of the Subsidiaries, and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

Section 10.05Collateral Trust Agreement. This Article 10 and the provisions of each Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. The Company and each Subsidiary Guarantor consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement and to perform its obligations thereunder in accordance with the terms therewith. The Company shall, on the Issue Date, execute and deliver any certificates and other instruments and documents required under the Collateral Trust Agreement to be delivered to the Collateral Trustee in connection with the designation of the Holders as additional holders of Parity Lien Debt. Each Holder, by its acceptance of the Securities (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Collateral Trust Agreement, (b) authorizes and instructs the Trustee to join and become a party to the Collateral Trust Agreement as Trustee on behalf of the Holders and authorizes and instructs the Trustee to perform its obligations thereunder as the Parity Lien Representative for the Holders, and (c) authorizes and instructs the Collateral Trustee to act under the Collateral Trust Agreement on behalf of the Holders and the other holders of Parity Lien Obligations in accordance with its terms.

Section 10.06Release of Liens in Respect of Securities. The Collateral Trustee’s Parity Liens upon the Collateral will no longer secure the Securities outstanding under this Indenture or any other Obligations under the Note Documents, and the right of the Holders to the benefits and proceeds of the Collateral Trustee’s Parity Liens on the Collateral will terminate and be discharged:

(a)upon satisfaction and discharge of this Indenture in accordance with Section 8.01;

(b)upon exercise of the legal defeasance option or covenant defeasance option in accordance with Article 8;

(c) upon payment in full in cash and discharge of all Securities outstanding under this Indenture and all other Obligations that are outstanding, due and payable under this Indenture and the other Note Documents at the time the Securities are paid in full in cash and discharged (other than contingent indemnity obligations for which no claim has been made);

(d)as to any Collateral of the Company or a Subsidiary Guarantor that is sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Subsidiary of the Company in a transaction or other circumstance that does not violate Section 4.07(a) and is otherwise permitted by all of the Note Documents, at the time of such sale, transfer or other disposition to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01;

(e)in whole or in part, with the consent of the Holders of the requisite percentage of aggregate principal amount of Securities in accordance with Section 9.02;

(f)with respect to the assets of any Subsidiary Guarantor, at the time that such Subsidiary Guarantor is released from its Subsidiary Guarantee in accordance with Section 11.06; or

(g)if and to the extent required by Section 4.1(a) of the Collateral Trust Agreement or Section 4.01(a) of the Intercreditor Agreement.

Upon receipt of an Officers’ Certificate and Opinion of Counsel, the Collateral Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release prepared by the Company of any Collateral permitted to be released pursuant to this Section 10.06.
Section 10.07Insurance. The Company hereby covenants and confirms that as of the Issue Date the Collateral Trustee is named (through an endorsement or amendment to the applicable policy) as an additional insured on all liability insurance policies of the Company and the Subsidiary Guarantors for which the Priority Lien Agent is named as an additional insured and the Collateral Trustee is named as an additional lender loss payee and, if applicable, mortgagee on all property and casualty insurance policies of the Company and the Subsidiary Guarantors for which the Priority Lien Agent is so named. If at any time there ceases to be a Priority Lien Credit Agreement, the Company and the Subsidiary Guarantors shall continue to cause the Collateral Trustee to be so named as contemplated in this sentence with respect to any liability, property and casualty insurance policies that insure the Collateral. The Company and the Subsidiary Guarantors shall exercise commercially reasonable efforts to cause the insurance providers of such policies to endeavor to give 30 days’ notice to the Collateral Trustee of cancellation of all such property and casualty insurance policies of the Company and the Subsidiary Guarantors (or at least 10 days’ prior written notice in the case of cancellation of such issuance due to non-payment).

Section 10.08Collateral Trustee.

(a)The Collateral Trustee will hold (directly or through co-trustees or agents) and, subject to the terms of the Intercreditor Agreement, will be entitled to enforce all Liens on the Collateral created by the Security Documents.

(b)Except as provided in the Collateral Trust Agreement or as directed by an Act of Parity Lien Debtholders in accordance with the Collateral Trust Agreement, the Collateral Trustee will not be obligated:

(i)to act upon directions purported to be delivered to it by any Person;

(ii)to foreclose upon or otherwise enforce any Lien; or

(iii)to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

The Company will deliver to each Parity Lien Representative copies of all Security Documents delivered to the Collateral Trustee.

(c)By accepting a Security, each Holder is deemed to authorize the Collateral Trustee to release or subordinate any Collateral that is permitted to be sold, reclassified or released or be subject to a Priority Lien pursuant to the terms of this Indenture and the Security Documents. By accepting a Security, each Holder is deemed to authorize the Collateral Trustee to execute and deliver to the Company, at the Company’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Company in connection with any sale, reclassification or other disposition of Collateral to the extent such sale, reclassification or other disposition, and such release of Liens, is permitted by the terms of this Indenture, the Security Documents and the Intercreditor Agreement.

(d)Neither the Trustee nor the Collateral Trustee nor any of their respective officers, directors, employees, attorneys or agents shall be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under the Security Documents or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, Mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to the Collateral. The actions described in clauses (i) through (iii) shall be the sole responsibility of the Company and the Subsidiary Guarantors.

(e)Neither the Trustee nor the Collateral Trustee nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness, or sufficiency of the Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any Lien, including payment of any Taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral, or for any defect or deficiency as to any such matters, or, except as may be provided in the Collateral Trust Agreement, for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Collateral Documents or any delay in doing so. Neither the Trustee nor the Collateral Trustee nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for making any filings or recordings to perfect or maintain the perfection of the Collateral Trustee’s Lien in the Collateral, including without limitation, the filing of any Uniform Commercial Code financing statements, continuation statements, Mortgages or any other filings.

(f)In acting hereunder and under the other Note Documents, the Holders, the Company and the Subsidiary Guarantors agree that the Collateral Trustee shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Trustee hereunder as if such were provided to the Collateral Trustee.

ARTICLE 11

Subsidiary Guarantees

Section 11.01Subsidiary Guarantees. Each Subsidiary Guarantor, jointly and severally, as primary obligor and not merely as surety, hereby irrevocably, fully and unconditionally Guarantees on a senior secured second lien basis to each Holder and to the Trustee and the Collateral Trustee and their respective successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing obligations hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any such Guaranteed Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder, the Trustee or the Collateral Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities, the other Note Documents or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder, the Trustee or the Collateral Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder, Trustee or the Collateral Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) except as provided in Section 11.06, any change in the ownership of such Subsidiary Guarantor.
Each Subsidiary Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Collateral Trustee to any security held for payment of the Guaranteed Obligations.
Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Trustee or the Collateral Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary

Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder, the Trustee or the Collateral Trustee upon the bankruptcy or reorganization of the Company or otherwise.
In furtherance of the foregoing and not in limitation of any other right which any Holder, the Trustee or the Collateral Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders, the Trustee or the Collateral Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.
Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders, the Trustee and the Collateral Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.
Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, the Collateral Trustee or any Holder in enforcing any rights under this Section.
Section 11.02Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed by such Subsidiary Guarantor without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 11.03Successors and Assigns. This Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Collateral Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Collateral Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.04No Waiver. Neither a failure nor a delay on the part of either the Trustee, the Collateral Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.05Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.06Release of Subsidiary Guarantor. The Guarantee of a Subsidiary Guarantor shall be automatically and unconditionally released and discharged:

(a)upon satisfaction and discharge of this Indenture in accordance with Section 8.01;

(b)upon exercise of the legal defeasance option or covenant defeasance option in accordance with Article 8;

(c)upon payment in full in cash and discharge of all Securities outstanding under this Indenture and all other Obligations that are outstanding, due and payable under this Indenture and the other Note Documents at the time the Securities are paid in full in cash and discharged (other than contingent indemnity obligations for which no claim has been made);

(d)in connection with any sale, transfer or other disposition of (x) the Capital Stock of such Subsidiary Guarantor, after which such Subsidiary Guarantor is no longer a Restricted Subsidiary or (y) all or substantially all of the assets of such Subsidiary Guarantor, in each case, to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Subsidiary of the Company in a transaction or other circumstance that does not violate Section 4.07(a) and is otherwise permitted by all of the Note Documents, at the time of such sale, transfer or other disposition; or

(e)upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

Upon receipt of an Officers’ Certificate and an Opinion of Counsel, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination or release prepared by the Company or any Subsidiary Guarantor permitted to be released pursuant to this Section 11.06.
ARTICLE 12

[Reserved]

ARTICLE 13

Miscellaneous

Section 13.01[Reserved].

Section 13.02Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any Subsidiary Guarantor:

Denbury Resources Inc.
5320 Legacy Drive
Plano, Texas 75024
Attention of Corporate Secretary

if to the Trustee or the Collateral Trustee:

Wilmington Trust, National Association
Global Capital Markets
15950 N. Dallas Parkway, Suite 550
Dallas, TX 75248
Attention: Denbury Resources 7¾ % Secured Second Lien Notes Administrator

The Company, any Subsidiary Guarantor, the Trustee or the Collateral Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. Notwithstanding any provision of this Indenture to the contrary, so long as the Securities are evidenced by Global Securities, any notice to the Securityholders shall be sufficient if given in accordance with the applicable procedures of the Depository within the time prescribed.
Any notice or communication to the Company or any Subsidiary Guarantors shall be deemed given or made as of the date so delivered if personally delivered or if delivered electronically, in pdf format; when receipt is acknowledged, if telecopied; and seven calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee or Collateral Trustee shall only be deemed delivered upon receipt.
Section 13.03Communication by Holders with Other Holders. Securityholders may communicate pursuant to Section 312(b) of the TIA with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

Section 13.04Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee or the Collateral Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee or the Collateral Trustee:

(1)an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Any Officers’ Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless any such Officer knows or in the exercise of reasonable care should have known that such Opinion of Counsel is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters or information with respect to which is in possession of the Company, upon an Officers’ Certificate, unless such counsel knows or in the exercise of reasonable care should have known that such Officers’ Certificate is erroneous.
Section 13.06When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 13.07Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 13.08Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Holiday, and no interest shall accrue with respect to such payment for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

Section 13.09Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 13.10No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 13.11Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.

Section 13.13Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.14Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 13.15Force Majeure. In no event shall the Trustee or the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee and the Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.16Waiver of Jury Trial. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS, THE TRUSTEE AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE SUBSIDIARY GUARANTEES, THE GUARANTEE AGREEMENTS, THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.17U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act (the “Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as to themselves as the Trustee may request in order to assist the Trustee in complying with its obligations under the Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

DENBURY RESOURCES INC.

By:	/s/ James S. Matthews
Name:	James S. Matthews
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

DENBURY HOLDINGS, INC.
DENBURY GATHERING & MARKETING, INC.
DENBURY OPERATING COMPANY
ENCORE PARTNERS GP HOLDINGS LLC
DENBURY ONSHORE, LLC
DENBURY PIPELINE HOLDINGS, LLC
DENBURY AIR, LLC
DENBURY GREEN PIPELINE-TEXAS, LLC
DENBURY GULF COAST PIPELINES, LLC
GREENCORE PIPELINE COMPANY LLC
DENBURY GREEN PIPELINE-MONTANA, LLC
DENBURY GREEN PIPELINE-RILEY RIDGE, LLC
DENBURY THOMPSON PIPELINE, LLC
PLAIN ENERGY HOLDINGS, LLC
DENBURY BROOKHAVEN PIPELINE, LLC
DENBURY GREEN PIPELINE – NORTH DAKOTA, LLC

By:	/s/ James S. Matthews
Name:	James S. Matthews
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

DENBURY BROOKHAVEN PIPELINE PARTNERSHIP, LP

By:	Denbury Brookhaven Pipeline, LLC, its general partner

By:	/s/ James S. Matthews
Name:	James S. Matthews
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

[Signature Page to 7¾% Senior Secured Second Lien Notes Indenture]

TRUSTEE:
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

COLLATERAL TRUSTEE:
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

[Signature Page to 7¾% Senior Secured Second Lien Notes Indenture]

EXHIBIT 1
FORM OF SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [•], among [SUBSIDIARY GUARANTOR] (the “New Subsidiary Guarantor”), a subsidiary of Denbury Resources Inc. (or its successor) (the “Company”), DENBURY RESOURCES INC., a Delaware corporation, on behalf of itself and the Subsidiary Guarantors (the “Existing Subsidiary Guarantors”) under the Indenture referred to below, and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”) and as Collateral Trustee as defined in the indenture referred to below.
W I T N E S S E T H :
WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of June 19, 2019, providing for the issuance of 7¾ % Senior Secured Second Lien Notes due 2024 (the “Securities”);
WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all of the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and
WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
1.    Definitions.
(a)    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(b)    For all purposes of this Supplement, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplement refer to this Supplement as a whole and not to any particular section hereof.
2.    Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture. The Obligations of the New Subsidiary Guarantor will rank equally and ratably in right of payment with all existing and future Senior Indebtedness of such Subsidiary Guarantor.

Exhibit 1-1

3.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
4.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5.    Trustee Makes No Representation. The Trustee and Collateral Trustee make no representation as to the validity or sufficiency of this Supplemental Indenture. Additionally, neither the Trustee nor the Collateral Trustee shall be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, the New Subsidiary Guarantor and the Existing Subsidiary Guarantors, and neither the Trustee nor the Collateral Trustee makes any representation with respect to any such matters.
6.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

Exhibit 1-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW SUBSIDIARY GUARANTOR]

By:
Name:
Title:

DENBURY RESOURCES INC., on behalf of itself and the Existing Subsidiary Guarantors

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

Exhibit 1-3

APPENDIX A
PROVISIONS RELATING TO ORIGINAL SECURITIES AND ADDITIONAL SECURITIES
1.    Definitions.
1.1    Definitions.
For the purposes of this Appendix A the following terms shall have the meanings indicated below:
“Definitive Security” means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.
“Depository” means The Depository Trust Company, its nominees and their respective successors.
“Global Securities Legend” means the legend set forth under that caption in the applicable Exhibit to the Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.
“Restricted Global Security” means Global Securities and any other Securities, in each case, which bear or are required to bear or are subject to the Restricted Securities Legend.
“Restricted Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date, and with respect to any Additional Securities that are Transfer Restricted Securities, it means the comparable period of 40 consecutive days.
“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i) herein.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Securities” means all Securities offered and sold to QIBs.
“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.
“Transfer Restricted Securities” means Definitive Securities and any other Securities, in each case, which bear or are required to bear or are subject to the Restricted Securities Legend.

Appendix - 1

“Unrestricted Definitive Security” means Definitive Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.
“Unrestricted Global Security” means Global Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.
1.2    Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Clearstream	2.1(b)
Euroclear	2.1(b)
Global Securities	2.1(b)
Regulation S Global Securities	2.1(b)
Regulation S Permanent Global Security	2.1(b)
Regulation S Temporary Global Security	2.1(b)
Rule 144A Global Securities	2.1(b)

2.    The Securities.
2.1    Form and Dating; Global Securities.
(a)    The Original Securities issued on the date hereof will be offered and sold by the Company initially only to QIBs. Such Original Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Securities offered after the date hereof may be offered and sold by the Company from time to in accordance with the requirements of the Indenture and applicable law.
(b)    Global Securities. (i) Rule 144A Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”).
Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Security” and, together with the Regulation S Permanent Global Security (defined below), the “Regulation S Global Securities”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”).
The Restricted Period shall be terminated upon the receipt by the Trustee of: (1) a written certificate from the Depository, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Security bearing a Restricted Securities Legend, all as contemplated by this Appendix A); and (2) an Officers’ Certificate from the Company.

Appendix - 2

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in a permanent Global Security (the “Regulation S Permanent Global Security”) pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Security, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Security that are held by Participants through Euroclear or Clearstream.
The term “Global Securities” means the Rule 144A Global Securities and the Regulation S Global Securities. The Global Securities shall bear the Global Security Legend. The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Securities Legend.
Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities. The Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.
(ii)    Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Security shall be exchangeable for Definitive Securities if (x) the Depository (1) notifies the Company that it is unwilling or unable to continue as depository for such Global Security and the Company thereupon fails to appoint a successor depository within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act and the Company thereupon fails to appoint a successor depository within 90 days or (y) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Definitive Securities or (z) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Depositary shall have requested such exchange; provided that in no event shall a Regulation S Temporary Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

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(iii)    In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.
(iv)    Any Transfer Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Securities Legend.
(v)    Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Temporary Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.
(vi)    The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.
2.2    Transfer and Exchange.
(a)    Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b). Global Securities will not be exchanged by the Company for Definitive Securities except under the circumstances described in Section 2.1(b)(ii). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.06, 2.07, 2.09 and 2.10 of the Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Sections 2.2(b) and 2.2(c).
(b)    Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of the Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Securities shall be transferred or exchanged only as provided in Section 2.1(b) or for beneficial interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

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(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g).
(iii)    Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and
(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.
(iv)    Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:
(A)    if the Holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or
(B)    if the Holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Company or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the requesting party to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend

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are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).
(v)    Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.
(c)    Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii).
(d)    Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable:
(i)    Transfer Restricted Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security or to transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;
(B)    if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;
(C)    if such Transfer Restricted Security is being transferred to a non‑U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;
(D)    if such Transfer Restricted Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security; or

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(E)    if such Transfer Restricted Security is being transferred to the Company or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;
the Trustee shall cancel the Transfer Restricted Security, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Security.
(ii)    Transfer Restricted Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:
(A)    if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or
(B)    if the Holder of such Transfer Restricted Security proposes to transfer such Transfer Restricted Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Company or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the requesting party to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities transferred or exchanged pursuant to this subparagraph (ii).
(iii)    Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount

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equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).
(iv)    Unrestricted Definitive Securities to Beneficial Interests in Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Security.
(e)    Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).
(i)    Transfer Restricted Securities to Transfer Restricted Securities. A Transfer Restricted Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Security if the Registrar receives the following:
(A)    if the transfer will be made to a QIB pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;
(C)    if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security; and
(D)    if such transfer will be made to the Company or a Subsidiary thereof, a certificate in the form attached to the applicable Security.
(ii)    Transfer Restricted Securities to Unrestricted Definitive Securities. Any Transfer Restricted Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, in each case, if the requirement of Section 2.1(b)(iii) are satisfied and if the Registrar receives the following:
(1)    if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or
(2)    if the Holder of such Transfer Restricted Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of

Appendix - 8

an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the requesting party to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.
(iv)    Unrestricted Definitive Securities to Transfer Restricted Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Security.
(f)    Legend.
(i)    Except as permitted by the following paragraph (iii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):
“THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A “U.S. PERSON” AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS ACQUIRED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS [IN THE CASE OF SECURITIES ISSUED TO QIBS: ONE YEAR AFTER THE LATER OF THE ISSUE DATE OF THE SECURITY (OR ANY ADDITIONAL SECURITIES) AND THE LAST DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES WAS THE OWNER OF THE SECURITY (OR ANY ADDITIONAL SECURITIES)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF

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AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATIONS S], ONLY (A) TO THE COMPANY, THE SUBSIDIARY GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO PERSONS WHO ARE NOT U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, OR (E) PURSUANT TO RULE 144 OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OR LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ISSUE DATE OF THE SECURITY (OR ANY ADDITIONAL SECURITIES) AND THE LAST DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES WAS THE OWNER OF THE SECURITY (OR ANY ADDITIONAL SECURITIES) OR PURSUANT TO CLAUSE (D) PRIOR TO AND UPON THE END OF THE APPLICABLE DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION

Appendix - 10

4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE PLAN ASSETS OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT (COLLECTIVELY, “ERISA PLANS”), OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

FURTHER, IF THE PURCHASER OR SUBSEQUENT TRANSFEREE IS AN ERISA PLAN, SUCH PURCHASER OR SUBSEQUENT TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT NONE OF THE COMPANY OR THE DEALER MANAGERS OR ANY OF THEIR RESPECTIVE AFFILIATES (THE “TRANSACTION PARTIES”) HAS ACTED AS THE ERISA PLAN’S FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE PURCHASER OR TRANSFEREE’S DECISION TO ACQUIRE AND HOLD THE SECURITY, AND NONE OF THE TRANSACTION PARTIES SHALL AT ANY TIME BE RELIED UPON AS THE ERISA PLAN’S FIDUCIARY WITH RESPECT TO ANY DECISION TO ACQUIRE, CONTINUE TO HOLD OR TRANSFER THE SECURITY.”

Each Regulation S Temporary Global Security shall bear the following additional legend:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

Each Global Security shall bear the following additional legends:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR

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OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

“TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(ii)    Each Security certificate, unless not required in the Company’s reasonable determination, shall bear a legend in substantially the following form:
“SOLELY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS SECURITY WILL BE TREATED AS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS SECURITY THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THIS SECURITY, (2) THE AMOUNT OF OID, (3) THE YIELD TO MATURITY OF THIS SECURITY, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS. HOLDERS SHOULD CONTACT MARK C. ALLEN AT (972) 673-2000.”
(iii)    Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Original Security).
(iv)    Upon a sale or transfer after the expiration of the Restricted Period of any Original Security acquired pursuant to Regulation S, all requirements that such Original Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Original Security be issued in global form shall continue to apply.
(v)    Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.
(g)    Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged

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for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(h)    Obligations with Respect to Transfers and Exchanges of Securities.
(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.
(ii)    No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessment, or similar governmental charge payable in connection therewith (other than any such transfer tax, assessment or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.07, 4.09, 4.15 or 9.05 of the Indenture).
(iii)    Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, a Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, any Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv)    All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.
(i)    No Obligation of the Trustee.
(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix - 13

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Insert Global Securities Legend, if applicable]

[Insert OID Legend, if applicable]

[Insert Restricted Securities Legend, if applicable]

[Insert Temporary Regulation S Security legend, if applicable]

[Insert Definitive Security legend, if applicable]

Exhibit A - 1

[FORM OF SECURITY]

CUSIP No.: [QIB: [•] / REG S: [•]]
ISIN No.: [QIB: [•] / REG S: [•]]
No. [•] $[•]
7¾% Senior Secured Second Lien Notes Due 2024
Denbury Resources Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of [•] Dollars, as the same may be revised on the Schedule of Increases or Decreases in Global Security attached hereto, on February 15, 2024.
Interest Payment Dates: February 15 and August 15.
Record Dates: February 1 and August 1.

Exhibit A - 2

Additional provisions of this Security are set forth on the other side of this Security.
Dated:

DENBURY RESOURCES INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATION OF AUTHENTICATION
WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

*/
If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

Exhibit A - 3

FORM OF REVERSE SIDE OF SECURITY
7¾% Senior Secured Second Lien Notes Due 2024
1.    Interest
Denbury Resources Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on February 15 and August 15 of each year, commencing on August 15, 2019. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 19, 2019. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2.    Method of Payment
The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 and August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3.    Paying Agent and Registrar
Initially, Wilmington Trust, National Association (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any Wholly-Owned Subsidiary may act as Paying Agent, Registrar or co-registrar.
4.    Indenture
The Company issued the Securities under an Indenture dated as of June 19, 2019 (“Indenture”), among the Company, the Subsidiary Guarantors, the Trustee and the Collateral Trustee. The terms of the Securities include those stated in the Indenture and those expressly made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

Exhibit B - 1

The Securities are general senior secured second lien obligations of the Company. The Company shall be entitled, subject to its compliance with Sections 4.03 and 4.10 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur or guarantee additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; incur liens; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries. These covenants are subject to important exceptions and qualifications.
5.    Optional Redemption
(a)    Optional Redemption. Except as set forth below in this Section 5, the Company shall not be entitled to redeem or otherwise repay the Securities prior to August 15, 2020. On and after August 15, 2020, the Company shall be entitled at its option to redeem all or a portion of the Securities at any time or from time to time upon not less than 30 nor more than 60 days’ prior notice sent by electronic transmission or by first-class mail to each Holder’s registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to but not including the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

Period	Redemption Price
2020	103.875%
2021	101.938%
2022 and thereafter	100.000%

(b)    Optional Redemption Upon Stock Offerings. Prior to August 15, 2020, the Company may at its option on one or more occasions redeem Securities (which include Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which include Additional Securities, if any) issued under the Indenture at a redemption price (expressed as a percentage of principal amount) of 107.750%, plus accrued and unpaid interest to but not including the redemption date, with the net cash proceeds from one or more Stock Offerings; provided, however, that
(1)    at least 65% of such aggregate principal amount of Securities (which include Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (excluding Securities held, directly or indirectly, by the Company or its Affiliates); and
(2)    each such redemption occurs within 60 days after the date of consummation of the related Stock Offering.
(c)    Make-Whole Redemption. At any time prior to August 15, 2020, upon not less than 30 nor more than 60 days’ prior notice sent by electronic transmission or by first-class mail to each Holder’s registered address, the Company may redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date). The Company will calculate the Applicable Premium prior to such redemption date and deliver to the Trustee

Exhibit B - 2

an Officers’ Certificate setting forth the redemption price and Applicable Premium, showing the calculation of each in reasonable detail.
Any repayment or redemption of Securities during the periods set forth in this Section 5 after and during the continuance of an Event of Default or otherwise as a result of an Event of Default (including if any of the Obligations with respect to the Securities have become or are declared to be immediately due and payable) shall be deemed a redemption or repayment at the Company’s option for purposes of this section and thereby require payment of the applicable redemption prices.
(d)    “Applicable Premium” means, with respect to a Security on any date of redemption, the greater of (i) 1.0% of the principal amount of such Security; and (ii) the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Security on August 15, 2020 plus (ii) all required interest payments due on such Security through August 15, 2020 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Security.
(e)     “Treasury Rate” means as of any date of redemption of Securities the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to August 15, 2020; provided, however, that if the period from the redemption date to August 15, 2020 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 15, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
6.    Notice of Redemption
Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof, although no Security of $2,000 in original principal amount or less shall be redeemed in part. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
7.    Put Provisions
Upon a Change of Control, any Holder shall have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased on the date of purchase plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

Exhibit B - 3

In the event that a Qualified Refinancing has not been completed on or prior to November 15, 2023, any Holder shall have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 100% of the principal amount of the Securities to be repurchased on the date of purchase plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.
8.    Designation of Security
The Securities and the Subsidiary Guarantees shall constitute “Senior Indebtedness,” and the Company and the Subsidiary Guarantors hereby designate the Securities and the Subsidiary Guarantees as “Designated Senior Indebtedness” of the Company and the Subsidiary Guarantors, for purposes of the Existing Senior Subordinated Notes Indentures. The Securities and the Subsidiary Guarantees shall be superior in right of payment to the Existing Senior Subordinated Notes and the Guarantees thereof.
9.    Guarantees
The payment by the Company of the principal of, and premium (if any) and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured second lien basis by each of the Subsidiary Guarantors on the terms set forth in the Indenture.
10.    Denominations; Transfer; Exchange
The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
11.    Persons Deemed Owners
The registered Holder of this Security may be treated as the owner of it for all purposes.
12.    Unclaimed Money
If money for the payment of principal, premium (if any) or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
13.    Discharge and Defeasance
Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture, including the Subsidiary Guarantees, if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

Exhibit B - 4

14.    Amendment, Waiver
The Note Documents may be amended or supplemented, and any existing or past Default may be waived, as provided in the Indenture.
15.    Defaults and Remedies
The Events of Default with respect to the Notes are set forth in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Subsidiary Guarantors, the Trustee, the Collateral Trustee and the Holders are as provided in the Indenture.
Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
16.    Trustee Dealings with the Company
Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
17.    No Recourse Against Others
A director, officer, employee, stockholder, incorporator, or member, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee, or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
18.    Authentication
This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
19.    Abbreviations
Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
20.    CUSIP Numbers and ISINs
The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to Securityholders.

Exhibit B - 5

No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
21.    Governing Law
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit B - 6

The Company shall furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Denbury Resources Inc.
5320 Legacy Drive
Plano, Texas 75024
Attention of Chief Financial Officer

Exhibit B - 7

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint _________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

Exhibit B - 8

Denbury Resources Inc.
5320 Legacy Drive
Plano, Texas 75024
Attention of Chief Financial Officer

Wilmington Trust, National Association
Global Capital Markets
15950 N. Dallas Parkway, Suite 550
Dallas, TX 75248
Attention: Denbury Resources 7¾% Secured Second Lien Notes Administrator

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_______ principal amount of Securities held in (check applicable space) _____book entry or _____ definitive form by the undersigned.
The undersigned (check one box below):

☐
has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	☐ to the Company or subsidiary thereof; or

(2)	☐ to the Registrar for registration in the name of the Holder, without transfer; or

(3)
☐    to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)
☐    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

Exhibit B - 9

(5)	☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:
Signature Guarantee:	Signature of Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee
TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

Exhibit B - 10

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The initial principal amount of this Global Security is $__________. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

Exhibit B - 11

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Security purchased by the Company pursuant to Section 4.07, 4.09 or 4.15 of the Indenture, check the box:
☐ Section 4.07    ☐ Section 4.09    ☐ Section 4.15
If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07, 4.09 or 4.15 of the Indenture, state the amount in principal amount ($2,000 and any whole multiples of $1,000 in excess thereof): $________.

Dated: ___________________	Your Signature: _____________________________ Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee: ________________________________________________ (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

Exhibit B - 12